                                                                     EXHIBIT 4.5


                                CREDIT AGREEMENT

                                     among

                               CODA ENERGY, INC.,
                                   Borrower,

                          NATIONSBANK OF TEXAS, N.A.,
                                     Agent,

                                      and

           THE FINANCIAL INSTITUTIONS LISTED ON SCHEDULE 1.1 HERETO,
                                     Banks


                                  $250,000,000




                               FEBRUARY 14, 1996

                               TABLE OF CONTENTS

SECTION 1.  CERTAIN DEFINITIONS AND TERMS...............................................   1
- ---------   -----------------------------

1.1  Accounting Terms; Changes in GAAP..................................................   1
     ---------------------------------
1.2  Money and Interest.................................................................   2
     ------------------
1.3  Number and Gender of Words.........................................................   2
     --------------------------
1.4  Petroleum Terms....................................................................   2
     ---------------
1.5  Other Definitions..................................................................   2
     -----------------

SECTION 2.  COMMITMENT..................................................................  24
- ---------   ----------

2.1  Revolving Credit Advances..........................................................  24
     -------------------------
2.2  Letters of Credit..................................................................  24
     -----------------
2.3  Borrowing Base.....................................................................  25
     --------------
2.4  Borrowing Procedure................................................................  27
     -------------------
2.5  Procedure for Requesting Letters of Credit.........................................  28
     ------------------------------------------
2.6  Reduction or Cancellation..........................................................  28
     -------------------------

SECTION 3.  TERMS OF PAYMENT............................................................  28
- ----------  ----------------

3.1  Notes; Payments....................................................................  29
     ---------------
3.2  Interest...........................................................................  29
     --------
3.3  Maturity...........................................................................  32
     --------
3.4  Prepayments........................................................................  32
     -----------
3.5  Funding Losses.....................................................................  32
     --------------
3.6  Order of Application...............................................................  32
     --------------------
3.7  Capital Adequacy...................................................................  33
     ----------------

SECTION 4.  FEES........................................................................  33
- ---------   ----

4.1  Facility Fee.......................................................................  33
     ------------
4.2  Commitment Fee.....................................................................  33
     --------------
4.3  Closing Fee........................................................................  34
     -----------
4.4  Agency and Other Fees..............................................................  34
     ---------------------

SECTION 5.  SECURITY....................................................................  34
- ---------   --------

5.1  Grant of Bank Liens Covering Subject Interests.....................................  34
     ----------------------------------------------
5.2  Mortgages..........................................................................  34
     ---------
5.3  Effectiveness of Mortgages; Recordation of Mortgages...............................  35
     ----------------------------------------------------
5.4  Assignment.........................................................................  35
     ----------
5.5  No Assumption of Obligations.......................................................  35
     ----------------------------
5.6  Pledge of Subsidiary Stock.........................................................  36
     --------------------------
5.7  Designated Subsidiary Guarantees...................................................  36
     --------------------------------

SECTION 6.  REPRESENTATIONS AND WARRANTIES..............................................  36
- ----------  ------------------------------

6.1   Corporate Existence and Authority.................................................  36
      ---------------------------------
6.2   Ownership of Subsidiaries and Name................................................  36
      ----------------------------------
6.3   Relationship with Banks...........................................................  37
      -----------------------
6.4   Financial Information.............................................................  37
      ---------------------
6.5   Compliance with Laws and Documents................................................  38
      ----------------------------------
6.6   Litigation........................................................................  38
      ----------
6.7   Taxes.............................................................................  38
      -----
6.8   Government Regulation.............................................................  38
      ---------------------
6.9   Employee Benefit Plans............................................................  38
       ---------------------
6.10  Purpose of Loan and Letters of Credit.............................................  39
      -------------------------------------
6.11  Properties; Liens.................................................................  39
      -----------------
6.12  Leases............................................................................  41
      ------
6.13  Contractual Obligations...........................................................  41
      -----------------------
6.14  Material Agreements...............................................................  41
      -------------------
6.15  No Partnerships...................................................................  41
      ---------------
6.16  Advance Payment Contracts and Gas Balancing Agreements............................  41
      ------------------------------------------------------
6.17  General...........................................................................  41
      -------
6.18  Environmental.....................................................................  42
      -------------
6.19  Closing Transaction Documents.....................................................  42
      -----------------------------
6.20  Investments.......................................................................  42
      -----------

SECTION 7.  CONDITIONS PRECEDENT........................................................  42
- ---------   --------------------

7.1   Initial Advance.................................................................... 42
      ---------------
7.2   Conditions to Any Advance and Participation in Letter of Credit Exposure........... 46
      ------------------------------------------------------------------------
7.3   Conditions to Increase in Borrowing Base........................................... 48
      ----------------------------------------
7.4   Materiality of Conditions.......................................................... 48
      -------------------------
7.5   Waiver of Conditions............................................................... 48
      --------------------

SECTION 8.  COVENANTS...................................................................  48
- ---------   ---------

8.1   Use of Proceeds...................................................................  48
      ---------------
8.2   Books and Records.................................................................  49
      -----------------
8.3   Items to be Furnished.............................................................  49
      ---------------------
8.4   Inspection........................................................................  50
      ----------
8.5   Taxes.............................................................................  51
      -----
8.6   Payment of Obligations............................................................  51
      ----------------------
8.7   Expenses of Agent.................................................................  51
      -----------------
8.8   Maintenance of Corporate Existence, Assets, Business, and Insurance...............  51
      -------------------------------------------------------------------
8.9   Maintenance and Evidence of Priority of Bank Liens................................  52
      --------------------------------------------------
8.10  Subject Mineral Interests and Related Assets......................................  52
      --------------------------------------------
8.11  Employee Benefit Plans............................................................  53
      ----------------------

8.12  Debt..............................................................................  53
      ----
8.13  Lease Obligations.................................................................  54
      -----------------
8.14  Liens.............................................................................  54
      -----
8.15  Mergers, Consolidations and Dissolutions..........................................  54
      ----------------------------------------
8.16  Loans, Advances, and Investments..................................................  54
      --------------------------------
8.17  Distributions.....................................................................  54
      -------------
8.18  Issuance of Securities............................................................  55
      ----------------------
8.19  Transactions with Affiliates......................................................  55
      ----------------------------
8.20  Sale of Assets....................................................................  56
      --------------
8.21  Current Ratio.....................................................................  56
      -------------
8.22  Environmental Compliance..........................................................  56
      ------------------------
8.23  Compliance with Laws and Documents................................................  56
      ----------------------------------
8.24  New Businesses....................................................................  57
      --------------
8.25  Fiscal Year and Accounting Methods................................................  57
      ----------------------------------
8.26  Assignment........................................................................  57
      ----------
8.27  Advance Payment Contracts and Gas Balancing Agreements............................  57
      ------------------------------------------------------
8.28  Modification of Charter Documents and Closing Transaction Documents...............  57
      -------------------------------------------------------------------
8.29  Closing Repayment.................................................................  58
      -----------------

SECTION 9.  DEFAULT.....................................................................  58
- ---------   -------

9.1   Payment of Principal Debt.........................................................  58
      -------------------------
9.2   Payment of Other Obligations......................................................  58
      ----------------------------
9.3   Covenants.........................................................................  58
      ---------
9.4   Debtor Relief.....................................................................  58
      -------------
9.5   Attachment........................................................................  59
      ----------
9.6   Payment of Judgments..............................................................  59
      --------------------
9.7   Default on Other Debt or Security.................................................  59
      ---------------------------------
9.8   Default under JEDI Subordinate Debt...............................................  59
      -----------------------------------
9.9   Default under Public Subordinate Debt.............................................  59
      -------------------------------------
9.10  Material Agreements...............................................................  59
      -------------------
9.11  Antitrust Proceedings.............................................................  59
      ---------------------
9.12  Misrepresentation.................................................................  60
      -----------------
9.13  Change of Control.................................................................  60
      -----------------
9.14  Change of Management..............................................................  60
      --------------------
9.15  Disposition of Stock Ownership (Henderson)........................................  60
      -----------------------------------------
9.16  Disposition of Stock Ownership (Miller)...........................................  60
      ---------------------------------------

SECTION 10. CERTAIN RIGHTS AND REMEDIES.................................................. 60
- ----------- ---------------------------

10.1  Remedies Upon Default.............................................................. 61
      ---------------------
10.2  Waivers by Borrower and Others..................................................... 61
      ------------------------------
10.3  Performance by Agent............................................................... 61
      --------------------
10.4  Delegation of Duties and Rights.................................................... 62
      -------------------------------

10.5   Banks and Agent Not in Control.................................................... 62
       ------------------------------
10.6   Waivers by Agent and Banks........................................................ 62
       --------------------------
10.7   Cumulative Rights................................................................. 62
       -----------------
10.8   Expenditures by Agent and Banks................................................... 62
       -------------------------------
10.9   Diminution in Value of Collateral................................................. 62
       ---------------------------------
10.10  Indemnification of Agent and Banks................................................ 62
       ----------------------------------

SECTION 11. AGENT........................................................................ 63
- ----------  -----

11.1   Appointment and Authorization..................................................... 63
       -----------------------------
11.2   Agent and Affiliates.............................................................. 63
       --------------------
11.3   Action by Agent................................................................... 63
       ---------------
11.4   Consultation with Experts......................................................... 64
       -------------------------
11.5   Liability of Agent................................................................ 64
       ------------------
11.6   Delegation of Duties.............................................................. 64
       --------------------
11.7   Indemnification................................................................... 64
       ---------------
11.8   Credit Decision................................................................... 65
       ---------------
11.9   Successor Agent................................................................... 65
       ---------------

SECTION 12. PROTECTION OF YIELD; CHANGE IN LAWS.......................................... 65
- ----------  -----------------------------------

12.1   Basis for Determining Interest Rate Applicable to CD Rate
       ---------------------------------------------------------
       Tranches and Eurodollar Tranches Inadequate....................................... 65
       -------------------------------------------
12.2   Illegality of CD Rate Tranche, or Eurodollar Tranches............................. 66
       -----------------------------------------------------
12.3   Increased Cost of CD Rate Tranches or Eurodollar Tranches......................... 66
       ---------------------------------------------------------
12.4   Alternative Tranches Substituted for Affected Eurodollar Tranches or CD
       -----------------------------------------------------------------------
       Rate Tranches..................................................................... 67
       -------------
12.5   Discretion of Banks as to Manner of Funding....................................... 68
       ------------------------------------------

SECTION 13. MISCELLANEOUS................................................................ 68
- ----------  -------------

13.1   Headings.......................................................................... 68
       --------
13.2   Exhibits.......................................................................... 68
       --------
13.3   Communications.................................................................... 69
       --------------
13.4   Form and Number of Documents...................................................... 69
       ----------------------------
13.5   Exceptions to Covenants........................................................... 69
       -----------------------
13.6   Survival.......................................................................... 69
       --------
13.7   Governing Law..................................................................... 69
       -------------
13.8   Venue; Service of Process......................................................... 69
       -------------------------
13.9   Waiver of Jury Trial.............................................................. 70
       --------------------
13.10  Maximum Interest Rate............................................................. 70
       ---------------------
13.11  Invalid Provisions................................................................ 71
       ------------------
13.12  Entirety.......................................................................... 71
       --------
13.13  Multiple Counterparts............................................................. 71
       ---------------------

13.14  Assignments and Participations by Banks........................................... 71
       --------------------------------------
13.15  Parties Bound; Assignments by Borrower............................................ 72
       --------------------------------------
13.16  Right and Sharing of Set-Offs..................................................... 72
       -----------------------------
13.17  Amendments and Waivers............................................................ 73
       ----------------------
13.18  Certain Agreements Regarding Existing Credit Agreement............................ 74
       ------------------------------------------------------

                                    EXHIBITS

Exhibit A      Certificate Regarding Description of Mineral Interests
Exhibit B      [INTENTIONALLY DELETED]
Exhibit C      Form of Designated Subsidiary Guaranty
Exhibit D      Form of Financial Report Certificate
Exhibit E-1    Form of Mortgage
Exhibit E-2    Form of Financing Statement
Exhibit F      Form of Promissory Note
Exhibit G      Form of Notice of Advance
Exhibit H      Form of Request for Letter of Credit
Exhibit I      Form of Rollover Notice
Exhibit J      Form of Pledge Agreement
Exhibit K      Form of Legal Opinion (Borrower)
Exhibit L      Form of Legal Opinion (Agent)


                                   SCHEDULES

Schedule 1.1   Commitments/Commitment Percentages/Addresses
Schedule 1.2   Pro Forma Balance Sheet
Schedule 1.3   Mortgaged Property Reserve Summary
Schedule 6.1   Jurisdictional Information
Schedule 6.2   Subsidiaries/Prior Corporate Names
Schedule 6.6   Litigation
Schedule 6.11  Liens/Suspended Funds
Schedule 6.13  Contractual Obligations
Schedule 6.14  Material Agreements
Schedule 6.15  Partnerships or Joint Ventures
Schedule 6.16  Gas Balancing Agreement
Schedule 6.20  Investments
Schedule 8.19  Permitted Affiliate Transactions
Schedule 8.24  Description of Businesses

                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT is entered into as of February 14, 1996, among Coda Energy, Inc., a Delaware corporation ("Borrower"), NationsBank of Texas, N.A., as Agent ("Agent"), and the financial institutions listed on SCHEDULE 1.1 hereto (individually a "Bank" and collectively "Banks"). Reference is made to SECTION 1 for definitions of certain of the terms used herein.

                              W I T N E S S E T H:

     WHEREAS, Banks, Borrower and Agent are parties to the Existing Credit Agreement pursuant to which credit is outstanding to Borrower; and

     WHEREAS, Borrower has requested that (a) Banks provide a revolving credit loan to Borrower pursuant to this Agreement, the proceeds of which will be used in part to repay the Principal Debt, all accrued but unpaid interest, all accrued but unpaid fees and certain other liabilities under the Existing Credit Agreement in their entirety, and (b) that the Existing Credit Agreement and the Commitments of the Banks thereunder terminate in their entirety.

     NOW, THEREFORE, for and in consideration of the premises, the representations, warranties, covenants, and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Banks, Borrower and Agent agree, each to the other, as follows:

SECTION 1. CERTAIN DEFINITIONS AND TERMS.
- ---------  -----------------------------

     1.1   Accounting Terms; Changes in GAAP.  As used herein, the term "GAAP"
           ---------------------------------
means generally accepted accounting principles, applied on a consistent basis,
(a) as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question, and (b) where not inconsistent with such opinions and statements, as set forth in other AICPA publications and guidelines, statements or pronouncements of the Securities and Exchange Commission or which otherwise arise by custom for the particular industry; and the requirement that such principles be applied on a consistent basis means that the accounting principles in a current period are comparable in all material respects to those applied in a preceding period. All accounting and financial terms used in any of the Loan Papers and the compliance with each covenant contained in the Loan Papers which relates to financial matters shall be determined in accordance with GAAP, except to the extent that a deviation therefrom is expressly stated in such Loan Papers. Should a change in GAAP require a change in any method of accounting or should any voluntary change in the accounting methods be permitted pursuant to SECTION 8, then such change shall not result in a Default if, at the time of such change, such Default had not occurred and was not then continuing, based upon the former methods of accounting used by or on behalf of the Companies; provided that, after any such change in accounting methods, only the next set of Financial Statements required to be delivered to Banks pursuant to the terms hereof shall be prepared in comparative form, in compliance with the former methods of accounting used prior to such change, as well as with the new method or methods of accounting.

     1.2   Money and Interest.  Unless stipulated otherwise (a) all references
           ------------------
in any of the Loan Papers to "dollars," money," "payments," or other similar financial or monetary terms, are references to currency of the United States of America, and (b) all references to interest are to simple and not compound interest.

     1.3   Number and Gender of Words.  Whenever in any Loan Paper the singular
           --------------------------
number is used, the same shall include the plural where appropriate, and vice versa; and words of any gender in any Loan Paper shall include each other gender where appropriate. The words "herein," "hereof," and "hereunder," and other words of similar import refer to the relevant Loan Paper as a whole and not to any particular part or subdivision thereof.

     1.4   Petroleum Terms.  As used herein, the terms "proved reserves,"
           ---------------
"proved developed reserves," "proved developed producing reserves," "proved developed nonproducing reserves," and "proved undeveloped reserves" have the meaning given such terms from time to time and at the time in question by the Society of Petroleum Engineers of the American Institute of Mining Engineers.

     1.5   Other Definitions.  As used herein, the following terms have the
           -----------------
meanings indicated:

     ADJUSTED CD RATE applicable to any Interest Period, means a rate per annum equal to (a) the quotient obtained (rounded upwards if necessary to the next higher 1/16 of 1%) by dividing (i) the applicable CD Rate by (ii) 1.00 minus the CD Reserve Percentage plus (b) the Assessment Rate.

     ADJUSTED LONDON INTERBANK OFFERED RATE applicable to any Interest Period, means a rate per annum equal to the quotient obtained (rounded upwards, if necessary to the next higher 1/16 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Eurodollar Reserve Percentage.

     ADVANCE means any disbursement to Borrower under, or to satisfy the obligations of any Company under, any of the Loan Papers. Any Advance which will constitute a Base Rate Tranche is referred to herein as a BASE RATE ADVANCE. Any Advance which will constitute a CD Rate Tranche is referred to herein as a CD RATE ADVANCE. Any Advance which will constitute a Eurodollar Rate Tranche is referred to herein as a EURODOLLAR ADVANCE.

     ADVANCE DATE means any date on which an Advance is made hereunder.

     ADVANCE PAYMENT CONTRACT means any contract whereby Borrower or any Designated Subsidiary either (a) receives or becomes entitled to receive (either directly or indirectly to a third party for Borrower's or a Designated Subsidiary's account or benefit) any payment (an "Advance Payment") to be applied toward payment of the purchase price of Hydrocarbons produced or to be produced from any of the Subject Mineral Interests or from the operation of the Related Assets and which Advance Payment is paid or to be paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production, or (b) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that inclusion of the standard "take or pay" provision in any gas sales or purchase contract or any other similar contract shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

     AFFILIATE means any Person who (a) would be an "affiliate" of any Company within the meaning of the regulations promulgated pursuant to the Securities Act of 1933, as such regulations and act are amended and in effect on the date in question, if such Person were subject to such act and regulations, or (b) owns any legal or beneficial interest in such Person, is a director or officer of any Company, or is a relative of any of the Persons described in this clause (b).

     AGREEMENT means this Credit Agreement, including the Schedules and Exhibits hereto, as the same may be amended or supplemented from time to time.

     APPLICABLE COMMITMENT FEE PERCENTAGE means (a) on any date on which the sum of (i) the Principal Debt, and (ii) the Letter of Credit Exposure is less than ninety percent (90%) of the Borrowing Base, .375%, and (b) on any date on which the sum of (i) the Principal Debt, and (ii) the Letter of Credit Exposure is equal to or greater than ninety percent (90%) of the Borrowing Base, .425%.

     APPLICABLE ENVIRONMENTAL LAW means any Law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Property of Borrower or its Subsidiaries pertaining to health, safety or the environment, including, without limitation, all applicable zoning ordinances and building codes, flood disaster Laws and health, safety and environmental Laws and regulations pertaining to health, safety or the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, herein referred to as "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the

Used Oil Recycling Act of 1980, the Solid Waste Disposal Act of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time herein referred to as "RCRA"), the Laws, rules and regulations of any state having jurisdiction over any asset of any Company or any agency or instrumentality thereof which relate to health, safety or the environment, as each may be amended from time to time, and any federal, state or municipal Laws, ordinances, or regulations which may now or hereafter require removal of asbestos or other hazardous wastes or impose any liability related to asbestos or other hazardous wastes.

     APPLICABLE MARGIN means (a) on any day on which the sum of (i) the Principal Debt, and (ii) the Letter of Credit Exposure, is less than fifty percent (50%) of the Borrowing Base, the amount set forth below (based on the type of Tranche):

                   (i)      Base Rate                0%
                  (ii)      Eurodollar               1.25%
                 (iii)      CD Rate                  1.25%

           (b) on any day on which the sum of (i) the Principal Debt, and (ii) the Letter of Credit Exposure, is equal to or greater than fifty percent (50%) but less than seventy percent (70%) of the Borrowing Base, the amount set forth below (based on the type of Tranche):

                   (i)      Base Rate                0%
                  (ii)      Eurodollar               1.375%
                 (iii)      CD Rate                  1.375%

           (c) on any day on which the sum of (i) the Principal Debt, and (ii) the Letter of Credit Exposure, is equal to or greater than seventy percent (70%) but less than ninety percent (90%) of the Borrowing Base, the amount set forth below (based on the type of Tranche):

                   (i)      Base Rate                  0%
                  (ii)      Eurodollar                 1.5%
                 (iii)      CD Rate                    1.5%

           (d) on any day on which the sum of (i) the Principal Debt, and (ii) the Letter of Credit Exposure, is equal to or greater than ninety percent (90%) of the Borrowing Base, the amount set forth below (based on the type of Tranche):

                   (i)      Base Rate                 0%
                  (ii)      Eurodollar                1.625%
                 (iii)      CD Rate                   1.625%

     ASSESSMENT RATE means, with respect to CD Rate Tranches, the net annual assessment rate, as determined by Agent (expressed as a percentage rounded to the next higher 1/16 of 1%), which is in effect on such day under the regulations of the Federal Deposit Insurance Corporation (or any successor) for insuring time deposits made in dollars at Agent's headquarters office. If such net assessment rate changes after the date hereof, the Assessment Rate shall be automatically increased or decreased correspondingly, from time to time as of the effective time of each change in such net assessment rate.

     BANK LIENS means Liens securing all or any part of the Obligation, including, but not limited to, Rights in any Collateral created in favor of Agent, whether by mortgage, pledge, hypothecation, assignment, transfer, or other granting or creating of Liens.

     BASE RATE means the floating rate of interest established from time to time by Agent as its "prime rate" of interest, which rate might not be the lowest rate of interest which it charges, each change in the Base Rate to become effective without notice to Borrower on the effective date of each such change.

     BASE RATE TRANCHE means any portion of the Principal Debt bearing interest at a rate computed by reference to the Base Rate.

     BORROWING BASE means, on the date hereof, the amount set forth in SECTION 2.3(A) and, thereafter, an amount which is determined by the Banks in accordance with SECTION 2.3(A) (in their sole discretion, but determined in accordance with their usual and customary engineering practices and methods and economic parameters for evaluating Hydrocarbon reserves and pipelines, processing plants, gathering systems, compressors, compressor stations, refineries and similar assets from time to time in effect generally) to be the loan value attributable, at the time in question, to the ownership interests of Borrower and the Designated Subsidiaries in the Subject Mineral Interests and Related Assets for which legal, record title is in Borrower or a Designated Subsidiary after discounting (in accordance with such Bank's usual and customary practices and methods from time to time in effect generally) for present value the future Cash Proceeds attributable thereto by such Bank, based upon reports and information furnished to Banks hereunder and upon such other evaluation studies that may be prepared by, or otherwise available to, any Bank with respect to the Subject Mineral Interest and Related Assets.

     BORROWING BASE DEFICIENCY means, as of any date, the amount if any, by which (a) the sum of (i) the Principal Debt, and (ii) the outstanding Letter of Credit Exposure, all determined as of such date, exceeds (b) the Borrowing Base on such date; provided, that, for purposes of determining the existence and amount of any Borrowing Base Deficiency, Letter of Credit Exposure will not be deemed to be outstanding to the extent it is secured by cash collateral in the manner contemplated by the second paragraph of SECTION 2.2.

     CASH COLLATERAL means cash, deposit accounts, certificates of deposit, and marketable securities owned by any Company which are subject to a Lien (other than a Bank Lien) securing

Contractual Obligations of any Company and Letters of Credit securing Contractual Obligations of any Company. For purposes of determining the amount of Cash Collateral securing any obligation at any time, (a) the amount attributable to deposit accounts shall be the amount on deposit therein, (b) the amount attributable to Certificates of Deposit shall be the face amount of such certificates of deposit, (c) the amount attributable to marketable securities shall be the market value of such securities determined by reference to the closing price for such securities published in The Wall Street Journal (or any
                                               -----------------------
other reference acceptable to Agent) on the Domestic Business Day immediately preceding the date of determination, and (d) the amount attributable to Letters of Credit shall be the face amount thereof.

     CASH MERGER CONSIDERATION means the aggregate cash consideration payable pursuant to the Merger Agreement to holders of Borrower's common stock, par value $.02 per share, and holders of options and warrants to purchase Borrower's common stock, par value $.02 per share (assuming for purposes of this definition that no holders of Borrower's common stock elect to exercise dissenter's appraisal rights available under Section 262 of the Delaware General Corporation
Law). The aggregate amount of the Cash Merger Consideration (based on such assumption) will not exceed $180,000,000.

     CASH PROCEEDS means, for any period, (a) the aggregate amount of revenues paid to and received by Borrower or any Designated Subsidiary and derived from the disposition, sale, transportation or processing of Hydrocarbons, less (b) all (i) amounts attributable to production, severance, excise, windfall profits, or any other Tax, impost, or levy on, or measured by volumes of production, or volumes of Hydrocarbons transported or processed, (ii) payments due to the owners (other than Borrower or a Designated Subsidiary) of any royalties, overriding royalty interests, net profits interests, production payments, and any other similar interests which are payable out of, are attributable to, or are a burden upon, any production of such Hydrocarbons, (iii) operating expenses which are ordinary and necessary to recover, process and transport such Hydrocarbons during such period, and (iv) capital expenditures related to workovers and similar enhancements of production from existing well bores.

     CD RATE applicable to any Interest Period means the rate per annum determined by Agent (in accordance with its customary general practices) to be the arithmetic average (rounded upwards, to the next higher 1/16 of 1%) of the prevailing bid rates per annum offered to Agent at approximately 12:00 noon (Dallas, Texas time) one (1) Domestic Business Day before the first day of the applicable Interest Period by three (3) or more certificate of deposit dealers of recognized standing for the purchase in the secondary market at face value of a domestic certificate of deposit of Agent in an amount approximately equal to the amount of the CD Rate Loan and for a period approximately equal to the length of the applicable Interest Period. Agent shall determine the CD Rate and shall notify Borrower and Banks of such determination as soon as practicable. Agent's determination of the CD Rate shall in each case be, in the absence of manifest error, conclusive and binding.

     CD RATE TRANCHE means with respect to any Interest Period, any portion of the Principal Debt which bears interest on a rate computed by reference to the Adjusted CD Rate for such Interest Period.

     CD RESERVE PERCENTAGE means, on any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in Dallas, Texas (including, without limitation, basic supplemental, marginal and emergency reserves) in respect of any time deposits in dollars in Dallas, Texas having a maturity approximately equal to that of the Interest Period.

     CLOSING DATE means February 16, 1996.

     CLOSING REPAYMENT means a payment to be made by Borrower on the Closing Date of a portion of the indebtedness and obligations (including, without limitation, the Obligation [as defined in the Existing Credit Agreement]) outstanding under the Existing Credit Agreement, which repayment shall be made from sources other than an Advance under this Agreement, and which repayment shall, together with the Refinancing Advance, be in an amount sufficient to, and be applied to, repay in full (a) the aggregate outstanding Principal Debt under the Existing Credit Agreement on the Closing Date, (b) the aggregate amount of interest which has accrued under the Existing Credit Agreement which is unpaid as of the Closing Date, (c) the aggregate amount of fees which have accrued under SECTIONS 4.2 and 4.3 of the Existing Credit Agreement which is unpaid as of the Closing Date, and (d) all losses which are payable by Borrower to any Bank pursuant to SECTION 3.5 of the Existing Credit Agreement as a result of the prepayment of Fixed Rate Tranches outstanding under the Existing Credit Agreement prior to the last day of the Interest Period applicable thereto.

     CLOSING TRANSACTION DOCUMENTS means (a) the Merger Agreement, (b) the JEDI Subordinate Debt Documents, (c) the Restated Certificate of Incorporation, (d) the Management Investor Notes, (e) all other material documents, instruments or agreements executed by or among any Company, JEDI, Coda Acquisition or any Management Investor in connection with or otherwise pertaining to the Closing Transactions in any way, and (f) all amendments and modifications to any of the foregoing and any waivers granted by any party with respect to any of the foregoing.

     CLOSING TRANSACTIONS means the transactions to occur on the Closing Date pursuant to the Closing Transaction Documents and this Agreement, including, without limitation, (a) a capital contribution by JEDI to the common equity of Coda Acquisition of not less than $90,000,000 in cash, (b) the Merger, (c) the advance by JEDI to Coda Acquisition of $100,000,000 representing the proceeds of the JEDI Subordinate Debt, which JEDI Subordinate Debt will be assumed by Borrower pursuant to the Merger, (d) the issuance and sale by Borrower to JEDI of 20,000 shares of Preferred Stock for a cash consideration of not less than $20,000,000, (e) the consummation of the Management Investment by the Management Investors, and (f) the payment of the Cash Merger Consideration to The First National Bank of Boston as Paying Agent.

     CODA ACQUISITION means Coda Acquisition, Inc., a newly formed Delaware corporation, which is a wholly owned subsidiary of JEDI.

     COLLATERAL means the Property of any Company which now or hereafter becomes the subject of a Bank Lien.

     COMMITMENT means, with respect to each Bank, the amount set forth opposite the name of such Bank on SCHEDULE 1.1 attached hereto as such amount may be reduced from time to time pursuant hereto.

     COMMITMENT PERCENTAGE means, with respect to each Bank, the percentage determined by dividing its Commitment by the Total Commitment.

     COMPANIES means, as of a point in time, Borrower and all of its Subsidiaries, and "COMPANY" means any one of the foregoing.

     CONTAMINATED SITE LIST means the National Priorities List established under the Comprehensive Environmental Response, Compensation and Liability Act, the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS"), and any other listing, compilation, or other designation by any Tribunal of sites contaminated or potentially contaminated by Hazardous Substances or other substances posing any health or environmental hazards, each as amended from time to time.

     CONTRACTUAL OBLIGATIONS of any Person means (a) all Debt owed by such Person, and (b) all other direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several material obligations or liabilities of such Person for the payment of money, including, but not limited to, obligations or liabilities evidenced by promissory notes, chattel paper, leases, or other contractual obligations which are not cancelable by such Person on notice of ninety (90) days or less without liability for further payment other than nominal penalty.

     CONVERSION DATE has the meaning set forth in SECTION 3.2(D).

     CURRENT DATE means any date not more than thirty (30) days prior to the date hereof.

     CURRENT FINANCIALS means the consolidated Financial Statements of the Companies for the fiscal year ended December 31, 1995.

     DEBT of any Person includes all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities, but in any event including liabilities secured by any Lien existing on property owned or acquired by such Person or a Subsidiary thereof (whether or not the liability secured thereby shall have been assumed), obligations which have been or under GAAP should be capitalized for financial reporting purposes, and all guaranties, endorsements, and other contingent obligations with respect to Debt of others, including, but not limited to, any obligations to acquire any such Debt, to purchase, sell, or furnish property or services primarily for the purpose of enabling such other Person to make payment of any of such Debt, or to otherwise assure the owner of any of such Debt against loss with respect thereto.

     DEBTOR RELIEF LAWS means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief Laws from time to time in effect affecting the Rights of creditors generally.

     DEDICATED means, with respect to any particular volume of Hydrocarbons, that a Company has the exclusive right to acquire, transport, process or refine such volume of Hydrocarbons either (a) because a Company is the owner of such volume, or (b) because a Company was granted such Right by the owner of such volume pursuant to a binding contract which (i) is not subject to any material condition to be satisfied by the Company which is a party thereto (other than payment of the applicable purchase price), and (ii) is not cancelable or otherwise subject to termination by such owner during the term such volume is considered Dedicated without subjecting such owner to material penalty.

     DEFAULT has the meaning set forth in SECTION 9.

     DEFAULT RATE means a per annum rate of interest equal from day to day to the lesser of (a) the sum of the Base Rate plus three percent (3%), or (b) the Highest Lawful Rate.

     DESCRIPTION OF MINERAL INTERESTS means a description, in form and containing such information as may be acceptable to Agent and in legally sufficient form for the creation of Bank Liens thereon, of the Subject Mineral Interests required to be described in such Description of Mineral Interests pursuant to the terms hereof and owned at the time in question by Borrower (or, if applicable, any Designated Subsidiary), delivered to Banks pursuant hereto and as supplemented from time to time by Borrower pursuant to SECTION 7.3(C) hereof, and accompanied by a certificate, executed by the Chairman of the Board or President of Borrower, substantially in the form of EXHIBIT A attached hereto.

     DESIGNATED SUBSIDIARY means Diamond, Taurus and any other Subsidiary of Borrower which (a) is, directly or indirectly, wholly owned by Borrower, (b) has executed a Designated Subsidiary Guaranty, (c) to the extent requested by Agent or Majority Banks, one hundred percent of the issued and outstanding capital stock (on a Fully Diluted Basis) of which has been pledged to Agent for the ratable benefit of the Banks pursuant to a Pledge Agreement executed by Borrower and each Subsidiary of Borrower which is an owner of such issued and outstanding capital stock, and (d) with respect to which Agent has received opinions of counsel acceptable to it regarding (i) the due organization and existence of such Subsidiary, (ii) the due authorization, execution and delivery of the Loan Papers executed by such Subsidiary, (iii) the enforceability of all such Loan Papers against such Subsidiary, and (iv) such other matters with respect to such Subsidiary as Agent shall reasonably require.

     DESIGNATED SUBSIDIARY GUARANTY means a Guaranty substantially in the form of EXHIBIT C attached hereto to be executed by each Designated Subsidiary pursuant to which each Designated Subsidiary shall guarantee payment and performance in full of the Obligation.

     DIAMOND means Diamond Energy Operating Company, an Oklahoma corporation and a wholly owned Subsidiary of Borrower.

     DISTRIBUTION by any Person means (a) the retirement, redemption, purchase, or other acquisition for value of any capital stock or other equity securities issued by such Person, (b) the declaration or payment of any dividend on or with respect to any such securities, (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any of such securities with respect to such securities (provided that, any loan to a holder of such
                            -------------
securities which is a Permitted Investment will not be deemed a Distribution hereunder), and (d) any other payment (other than salaries of employees or advances made in the ordinary course of business to employees for travel and other expenses incurred in the ordinary course of business) by such Person with respect to such securities.

     DOMESTIC BUSINESS DAY means every day on which Agent is open for banking business in Dallas, Texas.

     DOMESTIC LENDING OFFICE means, as to each Bank, its office identified as its Domestic Lending Office on SCHEDULE 1.1 hereto or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to Borrower and Agent.

     ENGINEERING REPORT means unsuperseded reports prepared by Lee Keeling & Associates of Tulsa, Oklahoma or one or more other firms of independent consulting petroleum engineers (selected by Borrower but who must be acceptable to Majority Banks and regularly engaged in the business of evaluating and reporting on matters relating to the quantity, quality, recovery, and economic value of Hydrocarbon reserves), and prepared on the basis of findings and data as of the last day of each fiscal year of Borrower and on the basis of price and escalation parameters or assumptions acceptable to Majority Banks, which reports shall, among other things, (a) identify the wells covered thereby, (b) specify such engineers' opinion with respect to the total volume of reserves (the "available reserves") of Hydrocarbons (using the terms "reserves," and "proved undeveloped reserves") which Borrower has advised such engineers that Borrower or its Designated Subsidiaries have the Right to produce for their own accounts,
(c) set forth such engineers' opinion with respect to the projected future Cash Proceeds from the available reserves, discounted for present value at a rate acceptable to Majority Banks, for each calendar year or portion thereof after the date of such findings and data, (d) set forth such engineers' opinion thereof after the date of such findings and data, and (e) set forth such engineers' opinion with respect to the projected future rate of production of the available reserves; and "CURRENT ENGINEERING REPORT" means the Engineering Report prepared as of January 1, 1996, by Borrower's in-house engineering staff, correct and complete copies of which have been furnished to each Bank.

     ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations, promulgations, and rulings issued thereunder.

     EURODOLLAR BUSINESS DAY means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     EURODOLLAR LENDING OFFICE means, as to each Bank, its office, branch or affiliate located at the address identified on SCHEDULE 1.1 hereto as its Eurodollar Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurodollar Lending Office by notice to Borrower and Agent.

     EURODOLLAR TRANCHE means, with respect to any Interest Period, any portion of the Principal Debt which bears interest at a rate computed by reference to the Adjusted London Interbank Offered Rate for such Interest Period.

     EURODOLLAR RESERVE PERCENTAGE means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in Dallas, Texas in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate applicable to any portion of the Principal Debt which is subject to a Eurodollar Tranche is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

     EXHIBIT means an exhibit attached hereto unless otherwise specified.

     EXISTING CREDIT AGREEMENT means the Second Amended and Restated Credit Agreement, dated as of July 21, 1994, by and among Borrower, Agent and Banks as amended by (a) that certain First Amendment to Second Amended and Restated Credit Agreement dated as of February 24, 1995, by and among Borrower, Agent and Banks, and (b) that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of August 1, 1995, by and among Borrower, Agent and Banks.

     FINANCIAL REPORT CERTIFICATE means a certificate, executed by the Chairman of the Board, President, or Chief Financial Officer of Borrower, substantially in the form of EXHIBIT D attached hereto but containing such other certifications, statements, calculations, explanations, and conclusions as Majority Banks may reasonably request with respect to compliance with any or all of the covenants and conditions contained in the Loan Papers.

     FINANCIAL STATEMENTS includes, but is not limited to, balance sheets, profit and loss statements, reconciliations of capital and surplus or of partnership capital accounts, as appropriate, statements of cash flows prepared in comparative form with respect to the corresponding period of the preceding fiscal year and prepared in accordance with GAAP.

     FIXED RATE TRANCHE means any CD Rate Tranche or any Eurodollar Tranche.

     FULLY DILUTED BASIS means, with reference to the capital stock of any class of any Person, the shares of capital stock of such class that would be outstanding assuming that all outstanding options, warrants and other rights to acquire capital stock of such class had been exercised (regardless of whether such rights are then exercisable) and all securities of such Person convertible into capital stock of such class had then been converted (regardless of whether such securities are then convertible). Any reference in this Agreement or any of the other Loan Papers to "holder(s) of outstanding capital stock on a Fully Diluted Basis" or words of similar import shall be deemed to include holder(s) of outstanding options, warrants or similar rights to acquire common stock or securities convertible into capital stock of such class.

     GAS BALANCING AGREEMENT means any agreement or arrangement whereby Borrower or any other party having an interest in any Hydrocarbons to be produced from the Subject Mineral Interests has a right to take more than its proportionate share of production therefrom.

     HEDGE TRANSACTIONS means transactions pursuant to which any Company hedges the price to be received for anticipated future production of Hydrocarbons. Hedge Transactions may include option agreements, price swap agreements and other derivative transactions, including transactions under which a Company agrees to pay for a specified amount of Hydrocarbons determined by reference to a recognized market price and the contracting party agrees to pay such Company a fixed price for the same or similar amount of Hydrocarbons.

     HENDERSON means Grant W. Henderson.

     HIGHEST LAWFUL RATE means the maximum rate of interest (or, if the context so requires, an amount calculated at such rate) which any Bank is allowed to contract for, charge, take, reserve, or receive under applicable federal or state (whichever is higher) Law from time to time in effect after taking into account, to the extent required by applicable federal or state (whichever is higher) Law from time to time in effect, any and all relevant payments or charges under the Loan Papers.

     HYDROCARBONS means oil, gas, casinghead gas, drip gasolines, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith, and all products, by-products, and all other substances derived therefrom or the processing thereof, and all other minerals and substances, including, but not limited to, sulphur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium, and any and all other minerals, ores, or substances of value, and the products and proceeds therefrom, including, without limitation, all gas resulting from the in-situ combustion of coal or lignite.

     INITIAL MORTGAGED PROPERTIES means the Mineral Interests owned by Borrower and Diamond on the Closing Date described on the Mortgaged Property Reserve Summary.

     INTEREST PERIOD means: (a) with respect to each Eurodollar Tranche, the period commencing on the Advance or Conversion Date applicable to such Tranche and ending one (1), three (3), six (6), or to the extent available, nine (9) or twelve (12) months thereafter, as Borrower may elect in the applicable Notice of Advance; provided that:

                     (i) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

                    (ii) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Eurodollar Business Day of a calendar month;

                   (iii) if any Interest Period includes a date on which any payment of Principal Debt which is the subject of such Eurodollar Tranche is required to be made hereunder, but does not end on such date, then (A) the principal amount of each Eurodollar Tranche required to be repaid on such date shall have an Interest Period ending on such date, and (B) the remainder of such Eurodollar Tranche shall have an Interest Period determined as set forth above; and

                    (iv) no Interest Period shall extend past the Termination Date.

           (b) with respect to each CD Rate Tranche, the period commencing on the Advance or Conversion Date applicable to such Tranche and ending thirty
     (30), sixty (60), ninety (90), one hundred eighty (180), or to the extent available, two hundred seventy (270), or three hundred sixty (360) days thereafter, as Borrower may elect in the applicable Notice of Advance; provided that:

                    (i) any Interest Period which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day unless such Domestic Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Domestic Business Day;

                   (ii) if any Interest Period includes a date on which any payment of Principal Debt which is the subject of such CD Rate Tranche is required to be made hereunder, but does not end on such date, then (A) the principal amount of each CD Rate Tranche required to be repaid on such date shall have an Interest Period ending on such date, and (B) the remainder of each such CD Rate Tranche shall have an Interest Period determined as set forth above; and

                  (iii)    no Interest Period shall extend past the Termination
           Date.

     INVENTORY MINERAL INTERESTS means all present and future Mineral Interests that are not Proved Mineral Interests and which are now owned or hereafter acquired and held in inventory by any Company for exploratory purposes.

     INVESTMENT in any Person means any investment, whether by means of securities purchase (whether by direct purchase from such Person or from an existing holder of securities of such Person), loan, advance, extension of credit, capital contribution or otherwise, in or to such Person, the guaranty of any Debt or other obligations of such Person, or the subordination of any claim against such Person to other Debt or other obligation of such Person; provided, that, "Investments" shall not include advances made to employees of such Person for reasonable travel, entertainment and similar expenses incurred in the ordinary course of business or trade credit extended in the ordinary course of business.

     IRC means the Internal Revenue Code of 1986, as amended, and the regulations, promulgations, and rulings issued thereunder.

     JEDI means Joint Energy Development Investments Limited Partnership, a Delaware limited partnership and an affiliate of Enron Capital and Trade Resources Corp.

     JEDI SUBORDINATE DEBT means senior subordinate debt of Coda Acquisition to JEDI in the original principal amount of $100,000,000 to be incurred pursuant to, and evidenced by, the JEDI Subordinate Debt Documents which JEDI Subordinate Debt shall be assumed by Borrower pursuant to the Merger.

     JEDI SUBORDINATE DEBT DOCUMENTS means the JEDI Subordinate Loan Agreement and all promissory notes and other documents, instruments and agreements executed and delivered pursuant to the JEDI Subordinate Loan Agreement evidencing, securing, guaranteeing or otherwise pertaining to the JEDI Subordinate Debt, as the foregoing may be amended, modified, renewed, extended or supplemented from time to time to the extent permitted hereunder.

     JEDI SUBORDINATE LOAN AGREEMENT means that certain Credit, Subordination and Further Assurances Agreement dated as of February 16, 1996, by and between Coda Acquisition and JEDI.

     LAWS means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth, nation, territory, possession, county, township, parish, municipality, or Tribunal.

     LENDING OFFICE means, as to any Bank, its Domestic Lending Office or its Eurodollar Lending Office, as the context may require.

     LETTERS OF CREDIT means letters of credit issued for the account of Borrower or any of its Subsidiaries pursuant to SECTION 2.2.

     LETTER OF CREDIT EXPOSURE means the unfunded portion and the funded but unreimbursed portion of Letters of Credit outstanding at any time.

     LIEN means any lien, mortgage, security interest, pledge, charge, or encumbrance of any kind, including, without limitation, the Rights of a vendor, lessor, or similar party under any conditional sales agreement (or other title retention agreement or lease substantially equivalent thereto), any production payment, and any other Right of, or arrangement with, any creditor to have his claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

     LITIGATION means any proceeding, claim, lawsuit, or investigation (a) conducted or threatened by or before any Tribunal, or (b) pending before any public or private arbitration board or panel.

     LOAN means the revolving credit loan made by Banks to Borrower pursuant to the Commitment.

     LOAN PAPERS means (a) this Agreement, (b) any and all notes, mortgages, deeds of trust, security agreements, guarantees, assignments, and other agreements, documents, and instruments ever delivered pursuant to this Agreement, as any of the same may hereafter be amended, supplemented, or restated, and (c) any and all future renewals and extensions or restatements of, or amendments or supplements to, all or any part of the foregoing.

     LONDON INTERBANK OFFERED RATE applicable to any Interest Period means the rate per annum determined by Agent (rounded upward, if necessary, to the next higher 1/16 of 1%) at which deposits in dollars are offered to Agent by first class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Loan to which such Interest Period is to apply and for a period of time comparable to such Interest Period. Agent shall determine the London Interbank Offered Rate and shall notify Borrower and Banks as soon as practicable.

     LONG TERM DEBT means any Debt which matures more than one (1) year from the date it is incurred or which has a maturity date which can be extended solely at the option of the obligor to a date more than one (1) year from the date it is incurred.

     LONG TERM HEDGE TRANSACTIONS means Hedge Transactions which, as of any date of determination, have a remaining term (excluding any period prior to the effective date of such transaction) of three (3) years or more or which can be extended at the option of any Company to a date three (3) years or more from the date of determination (again excluding any period prior to the effective date of such transaction).

     MAJORITY BANKS means Banks holding greater than sixty-six and two-thirds percent (66%) of the Total Commitment.

     MANAGEMENT INVESTMENT means the investment by the Management Investors (a) in an aggregate amount of not less than $3,622,700 in (i) Coda Acquisition (any such investment in Coda Acquisition shall be in the form of a contribution of
(A) cash, (B) common stock of Borrower, or (C) options and warrants to acquire common stock of Borrower [for purposes of this definition such common stock shall be valued at $7.75 per share, and such options and warrants shall be valued at $7.75 per underlying share less the exercise or strike price per share
                                     ----
for such options and warrants]), and/or (ii) Borrower (any such investments in Borrower shall be in the form of a contribution of cash), and (b) in an aggregate amount of $937,800 in Borrower in the form of a contribution to Borrower of Management Investor Notes.

     MANAGEMENT INVESTOR NOTES means limited recourse promissory notes in the aggregate amount of $937,800 to be executed by Management Investors and payable to the order of Borrower evidencing the purchase price payable by such Management Investors for common stock of Borrower (or options or warrants to acquire common stock of Borrower) purchased from Borrower as a part of the Management Investment.

     MANAGEMENT INVESTORS means certain officers and employees of Borrower and Designated Subsidiaries which make Management Investments in Borrower as part of the Closing Transactions.

     MATERIAL ADVERSE EVENT means any set of circumstances or events which (a) will or could reasonably be expected to have any adverse effect whatsoever upon the validity, or enforceability of any Loan Paper, (b) is or could reasonably be expected to be material and adverse to the financial condition or business operations of any Company, as represented to Banks in the Current

Financials, or to the prospects of any Company, (c) will or could reasonably be expected to impair any Company's ability to fulfill its obligations under the terms and conditions of the Loan Papers, or (d) will or could reasonably be expected to cause a Default or a Potential Default.

     MATERIAL AGREEMENT of any Person means any material written or oral agreement, contract, commitment, or understanding to which such Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject, which is not cancelable by such Person upon sixty (60) days or less notice without liability for further payment other than nominal penalty.

     MERGER means the merger of Coda Acquisition into Borrower (with Borrower being the surviving corporation) in accordance with the Merger Agreement and pursuant thereto (a) the conversion of all then outstanding shares of Borrower's common stock, par value $.02 per share (other than shares owned by Coda Acquisition or any Company) into the right to receive, in cash, $7.75 per share (subject to statutory appraisal rights of dissenting shareholders), (b) the conversion of all outstanding options or warrants (other than the "Specified Options" and "Specified Warrants" as defined in the Merger Agreement) to acquire shares of Borrower's common stock, par value $.02 per share, into the right to receive the remainder of (i) $7.75 per share, less (ii) the per share exercise or strike price of such options or warrants, and (c) approximately 98.5% of the issued and outstanding common stock of Borrower (on an undiluted basis or approximately 95% on a Fully Diluted Basis) will be owned by JEDI.

     MERGER AGREEMENT means that certain Agreement and Plan of Merger dated as of October 30, 1995, as amended by that certain Amendment to Agreement and Plan of Merger dated as of December 22, 1995, and that certain Second Amendment to Agreement and Plan of Merger dated as of January 10, 1996, by and among Borrower, Coda Acquisition and JEDI.

     MILLER means Douglas H. Miller.

     MINERAL INTERESTS means Rights, estates, titles, and interests in and to oil, gas, sulphur, or other mineral (or any combination thereof) leases (and all extensions, amendments, ratifications, and subleases thereof or thereunder) and any mineral interests, royalty and overriding royalty interests, production payment and net profits interests, mineral fee interests, and Rights therein, including, without limitation, any reversionary or carried interests relating to the foregoing, together with Rights, titles, and interests created by or arising under the terms of any unitization, communization, and pooling agreements or arrangements, and all properties, Rights, and interests covered thereby, whether arising by contract, by order, or by operation of Law, which now or hereafter include all or any part of the foregoing.

     MORTGAGE means, collectively, (a) a Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production, (b) a Financing Statement, and (c) such other affidavits, certificates, documents, instruments and agreements as Agent shall reasonably request to subject Subject Mineral Interests to first and prior Bank Liens to secure the Obligation. Each

Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production encumbering Mineral Interests required to be delivered hereunder shall be substantially in the form of EXHIBIT E-1 attached hereto, and each Financing Statement encumbering Mineral Interests required to be delivered hereunder shall be substantially in the form of EXHIBIT E-2 attached hereto, in each case with such changes as Agent shall reasonably request.

     MORTGAGE RECORDATION EVENT means any of the following: (a) the failure of Borrower to make any payment required pursuant to SECTION 2.3, (b) the failure of Borrower to eliminate at least eighty percent (80%) of any Borrowing Base Deficiency resulting from a redetermination of the Borrowing Base within ninety
(90) days following the date of such redetermination, (c) the amount of Cash Collateral securing Hedge Transactions exceeds twenty percent (20%) of the Borrowing Base at any time, (d) the occurrence of any Default, or (e) the occurrence of any Material Adverse Event.

     MORTGAGED PROPERTY RESERVE SUMMARY means the Interests and Reserves Summary attached hereto as SCHEDULE 1.3 setting forth certain engineering and financial information with respect to the Initial Mortgaged Properties.

     NOTE means, with respect to a Bank, the Note to be issued to such Bank evidencing such Bank's Commitment in the form and upon the terms of EXHIBIT F attached hereto.

     NOTICE OF ADVANCE means the Notice of Advance in the form and upon the terms of EXHIBIT G attached hereto.

     OBLIGATION means all present and future indebtedness, obligations, and liabilities, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to any Bank by any Company, arising from, by virtue of, or pursuant to any Loan Paper, or otherwise, together with all interest accruing thereon and reasonable costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several or were, prior to acquisition thereof by such Bank, owed to some other Person, including without limitation (a) the indebtedness, obligations and liabilities evidenced by that certain Promissory Note dated December 24, 1992, executed by Borrower and payable to NationsBank of Texas, N.A. in the stated principal amount of $910,000 having a final maturity date of December 31, 1995, as amended by that certain Amendment to Promissory Note dated as of February 24, 1995, executed by and between Borrower and NationsBank of Texas, N.A., pursuant to which the maturity date of such promissory note was extended to January 2, 1998, together with all renewals, extensions, modifications and increases to such promissory note, (b) all indebtedness, obligations and liabilities owing by any Company to any Bank under or in connection with any Hedge Transactions, (c) all indebtedness, obligations and liabilities owing by any Company to any Bank under or in connection with any interest rate swap, cap, collar hedge or other interest rate protection device, and (d) all indebtedness, obligations and liabilities owing by any Company to any Bank under or in connection with any other financial "derivative" product provided by any Bank to Borrower.

     PARTICIPANT means any Person to which a participation in the Obligation is sold.

     PBGC means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.

     PERMITTED CONTRACTUAL OBLIGATIONS means (a) the Obligation, (b) the JEDI Subordinate Debt, (c) subject to SECTION 8.12 hereof, the Public Subordinate Debt, (d) the Contractual Obligations described in SCHEDULE 6.13 and renewals thereof (excluding, however, Contractual Obligations set forth under paragraph C of Part II of such SCHEDULE 6.13), (e) obligations to pay Taxes, (f) accounts payable in the ordinary course of business, (g) salaries and wages, (h) prior assignments reserving interests, grants of overrides, standard form operating agreements, fully executed farmout agreements, fully performed joint venture agreements, oil and gas leases, surface leases, and turnkey drilling contracts with respect to Subject Mineral Interests, (i) obligations under interest rate swaps, caps, collars and similar interest rate protection devices, and (j) obligations under Permitted Hedge Transactions.

     PERMITTED HEDGE TRANSACTIONS means Hedge Transactions pursuant to which the Companies hedge the price to be received for up to, but not in excess of, seventy-five percent (75%) of the anticipated future production for the Companies' account of Hydrocarbons from (i) Proved Mineral Interests owned by the Companies as set forth in the Engineering Report (or any other engineering report provided to Banks and approved by Majority Banks), and (ii) the operation of Related Assets owned by the Companies as set forth in the Related Asset Report (or any other engineering report provided to Banks and approved by Majority Banks); provided, that, for purposes of determining the volume of Hydrocarbons which may be the subject of Hedge Transactions for such transactions to be considered Permitted Hedge Transactions, the anticipated future production of Hydrocarbons from the operation of Related Assets will be excluded to the extent such anticipated future production is attributable to the transportation, processing or refining of Hydrocarbons which are not Dedicated at the time such determination is made.

     PERMITTED INVESTMENTS means (a) readily marketable direct obligations of the United States of America, (b) fully insured time deposits and certificates of deposit with maturities of one (1) year or less of any commercial bank operating in the United States having capital and surplus in excess of $50,000,000.00, (c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest ratings categories of Standard and Poor's Corporation or Moody's Investors Service, (d) Investments described on SCHEDULE 6.20, which, with the exception of Investments consisting of Management Investor Notes, are made prior to the date hereof, (e) Investments in Designated Subsidiaries and in Persons which, simultaneously with such Investment, become Designated Subsidiaries, and (f) Investments made after the Closing Date (in addition to those referred to in Subsections (a), (b), (c), (d) and (e) of this definition) measured at cost and not exceeding an aggregate amount, at any time outstanding, of five percent (5%) of the Borrowing Base at such time.

     PERMITTED LIENS means (a) Bank Liens, (b) Liens securing any purchase money obligation which is a Permitted Contractual Obligation if such Liens do not encumber any property other than the property for which such purchase money obligation was incurred, (c) Liens related to any capitalized lease which is a Permitted Contractual Obligation if such Liens encumber only the property demised by such lease, (d) the Liens described in SCHEDULE 6.11 and renewals thereof (provided that upon any such renewal, such Liens shall not secure any additional Debt), (e) Liens encumbering Cash Collateral securing Hedge Transactions; provided, that, the amount of Cash Collateral securing Hedge Transactions (including the amount of Letters of Credit securing Hedge Transactions) at any time shall not exceed twenty five percent (25%) of the Borrowing Base in effect at such time, (f) pledges or deposits made to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, pensions, or other social security programs, (g) good-faith pledges or deposits made to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money), or leases, not in excess of ten percent (10%) of the aggregate amount due thereunder, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds in the ordinary course of business, (h) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of Related Assets, none of which impair the use of such Related Assets by the Person in question in the operation of its business, and none of which is violated by existing or proposed structures or land use,
(i) Rights of royalty owners to receive payments, (j) in respect of Subject Mineral Interests and Related Assets, defects in title thereto which do not affect the marketability thereof nor restrict the full use and other benefits of ownership by Borrower and its Designated Subsidiaries or the ability of Borrower and its Designated Subsidiaries to receive their respective shares of production from, allocated to, or attributable to such Subject Mineral Interests as otherwise represented herein, (k) the following to the extent no Lien has been filed in any jurisdiction or agreed to: Liens for Taxes not yet due and payable; mechanic's Liens and materialman's Liens for services or materials for which payment is not yet due; and landlord's Liens for rental not yet due and payable and which, to the extent the same encumbers any of the Collateral, is subordinate to the Bank Liens, and (l) the following, if the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings and so long as levy and execution thereon have been stayed and continue to be stayed, and they do not in the aggregate materially detract from the value of the property of the Person in question, or materially impair the use thereof in the operation of its business: claims and Liens for Taxes due and payable; claims and Liens upon, and defects of title to, real or personal property (other than any Related Asset or any Subject Mineral Interests) including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, operators and non-operators arising by virtue of operating or joint operating agreements, or other like Liens; and adverse judgments on appeal.

     PERSON means any individual, firm, corporation, association, partnership, joint venture, Tribunal, or other entity.

     POTENTIAL DEFAULT means the occurrence of any event which, with notice or lapse of time or both, could become a Default.

     PREFERRED STOCK means Borrower's Preferred Stock, $.01 par value per share, which will be authorized upon adoption and filing of the Restated Certificate of Incorporation.

     PRINCIPAL DEBT means, as of a point in time, the aggregate unpaid principal balance of all Advances hereunder.

     PRO FORMA BALANCE SHEET means Borrower's Pro Forma Consolidated Balance Sheet, a copy of which is attached hereto as SCHEDULE 1.2, which reflects Borrower's assets, liabilities and shareholder's equity as of December 31, 1995 adjusted to give effect to the Closing Transactions.

     PROPERTY means any interest in any kind of property or asset, whether real, personal, or mixed, or tangible or intangible.

     PROVED MINERAL INTERESTS means Proved Producing Mineral Interests, Proved Nonproducing Mineral Interests, and Proved Undeveloped Mineral Interests.

     PROVED NONPRODUCING MINERAL INTERESTS means all Subject Mineral Interests which constitute proved developed nonproducing reserves.

     PROVED PRODUCING MINERAL INTERESTS means all Subject Mineral Interests (including all acreage subject to such Subject Mineral Interests that may be perpetuated beyond the primary term therefor) which constitute proved developed producing reserves.

     PROVED UNDEVELOPED MINERAL INTERESTS means all Subject Mineral Interests which constitute proved undeveloped reserves.

     PUBLIC SUBORDINATE DEBT has the meaning given such term in SECTION 8.12 hereof.

     PUBLIC SUBORDINATE DEBT DOCUMENTS means any and all indentures, loan agreements, promissory notes, bonds, guarantees, or other documents, instruments or agreements evidencing, securing, guaranteeing or otherwise pertaining to the Public Subordinate Debt as the foregoing may be amended, modified, renewed, extended or supplemented from time to time to the extent permitted hereunder.

     RATABLE, RATABLE SHARE, RATABLE BENEFIT and words of similar import shall mean with reference to any Advance, any payment or any right or obligation of any Bank, a percentage of such Advance, payment, right or obligation equal to such Bank's Commitment Percentage.

     REFINANCING ADVANCE means a Base Rate Advance to be made on the Closing Date, which Advance shall, together with the Closing Repayment, be in an amount sufficient to, and be applied to, repay in full (a) the aggregate outstanding Principal Debt under the Existing Credit Agreement on the Closing Date, (b) the aggregate amount of interest which has accrued under the Existing Credit Agreement which is unpaid as of the Closing Date, (c) the aggregate amount of fees which have accrued under SECTIONS 4.2 and 4.3 of the Existing Credit Agreement which is unpaid as of the Closing Date, and (d) all losses which are payable by Borrower to any Bank pursuant to SECTION 3.5 of the Existing Credit Agreement as a result of the prepayment of Fixed Rate Tranches outstanding under the Existing Credit Agreement prior to the last day of the Interest Period applicable thereto.

     RELATED ASSETS means all pipelines, gathering systems, compressors, compressor stations, processing plants, refineries and similar assets owned by Borrower and its Designated Subsidiaries used or usable in connection with the processing, transportation and marketing of Hydrocarbons, including, without limitation, (a) all easements, servitudes, leasehold interests, fee interests and other interests in real property held by Borrower and its Designated Subsidiaries on which such pipelines, gathering systems, compressors, compressor stations, refineries and similar assets are located, (b) all machinery, equipment, fixtures, tools, spare parts and other items of tangible personal property owned by Borrower or any Designated Subsidiary located on, attached to, forming a part of or otherwise used in connection with such pipelines, gathering systems, compressors, compressor stations, refineries and similar assets, and
(c) all licenses, permits and other Rights held by Borrower and its Designated Subsidiaries related to the ownership or operation of such pipelines, gathering systems, compressors, compressor stations, refineries and similar assets.

     RELATED ASSET REPORT means unsuperseded reports prepared by Borrower on the basis of findings and data as of the last day of each fiscal year of Borrower and on the basis of price and escalation parameters or assumptions acceptable to Majority Banks, which report shall, among other things, (a) identify the Related Assets which are the subject of such report, (b) set forth Borrower's opinion with respect to the levels of through put for such Related Assets and the projected volumes of Hydrocarbons to be produced for Borrower's and its Designated Subsidiaries' own account in connection with the operation of such Related Assets, and (c) specify Borrower's opinion with respect to the projected future Cash Proceeds to Borrower and its Designated Subsidiaries resulting from the ownership and operation of such Related Assets discounted for the present value at a rate acceptable to Majority Banks for each calendar year or portion thereof after the date of such findings and data. "Current Related Asset Report" means the Related Asset Report prepared with respect to certain Related Assets owned by Taurus as of January 18, 1995, by Borrower, correct and complete copies of which have been furnished to each Bank.

     RESTATED CERTIFICATE OF INCORPORATION means a Restated Certificate of Incorporation of Borrower substantially in the form of Exhibit 2.1 to the Merger Agreement which is to be adopted by the shareholders of Borrower and filed of record with the Secretary of State of Delaware simultaneously with consummation of the Merger.

     RIGHTS means rights, remedies, powers, privileges, and benefits.

     SCHEDULE means a schedule attached hereto unless specified otherwise.

     SECTION means a section or subsection of this Agreement unless specified otherwise.

     SUBJECT MINERAL INTERESTS means all Mineral Interests owned by Borrower and its Designated Subsidiaries at the time in question.

     SUBSIDIARY means, as of a point in time, any Person of which an aggregate of fifty percent (50%) or more of the stock of any class or classes (or equivalent interests) is owned of record or beneficially, directly or indirectly, by another Person or any of its Subsidiaries, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, even though the Right so to vote has been suspended by the happening of such a contingency, or (b) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the Right so to vote exists by reason of the happening of a contingency.

     TAURUS means Taurus Energy Corp., a Texas corporation and a wholly owned Subsidiary of Borrower.

     TAXES means all taxes, assessments, fees, levies, imposts, duties, deductions, withholdings, or other charges of any nature whatsoever from time to time or at any time imposed by any Law or Tribunal.

     TERMINATION DATE means February 16, 2001.

     TOTAL COMMITMENT means the total of all Banks' Commitments.

     TRANCHE means a CD Rate Tranche, a Eurodollar Tranche or a Base Rate Tranche and TRANCHES means CD Rate Tranches, Eurodollar Tranches and Base Rate Tranches or any combination thereof.

     TRIBUNAL means any court or governmental department, commission, board, bureau, agency, or instrumentality of the United States or of any state, commonwealth, nation, territory, possession, county, parish, or municipality, whether nor or hereafter constituted or existing.

     UCC means the Uniform Commercial Code as enacted in the State of Texas or other applicable jurisdiction, as amended.

SECTION 2. COMMITMENT.
- ---------  ----------

     2.1   Revolving Credit Advances.  Subject to and upon the terms and
           -------------------------
conditions of this Agreement, each Bank severally agrees to loan to Borrower an amount up to the amount of its Commitment reduced by an amount equal to its Commitment Percentage of Letter of Credit Exposure in one or more Advances so long as (a) the sum of (i) the Principal Debt, and (ii) the Letter of Credit Exposure, never exceeds (b) the lesser of (i) the Total Commitment, or (ii) the Borrowing Base; provided that, no Bank shall have an obligation to (y) make any Base Rate Advance or CD Rate Advance, on a non-Domestic Business Day or on or after the Termination Date, or (z) make any Eurodollar Advance on a non-Eurodollar Business Day or on or after the Termination Date.

     2.2   Letters of Credit.  Agent, or such Bank designated by Agent which
           -----------------
(without obligation to do so) consents to the same ("Issuer") will, from time to time until the Termination Date, upon request by Borrower, issue Letters of Credit for the account of Borrower or its Subsidiaries so long as (i) the sum of
(A) the Letter of Credit Exposure then existing, and (B) the amount of the requested Letter of Credit, does not exceed twenty percent (20%) of the Borrowing Base, and (ii) Borrower would be entitled to obtain Advances under
SECTION 2.1 in an amount equal to or greater than the amount of the requested Letter of Credit. Not less than two (2) Domestic Business Days prior to the requested date of issuance of any such Letter of Credit, Borrower and any Subsidiary for whose account such Letter of Credit is to be issued shall execute and deliver to Issuer such Issuer's customary letter of credit application.
Each Letter of Credit shall be in the minimum amount of $50,000 and shall be in form and substance acceptable to Issuer. No Letter of Credit shall have an expiration date later than the earlier of (i) the Termination Date, or (ii) eighteen (18) months from the date of issuance. Upon the date of issuance of a Letter of Credit, Issuer shall be deemed to have sold to each other Bank, and each other Bank shall be deemed to have purchased from Issuer, a participation in the related Letter of Credit and Letter of Credit Exposure equal to such Bank's Commitment Percentage of such Letter of Credit and Letter of Credit Exposure at such date. Issuer shall notify Agent and each Bank by telephone, teletransmission or telex of each Letter of Credit issued pursuant to the terms hereof, which notice shall specify such Bank's percentage of such Letter of Credit and the actual dollar amount of such Bank's participation held by the Issuer for such Bank's account and risk. If any Letter of Credit is presented for payment by the beneficiary thereof, Agent shall cause a Base Rate Advance to be made to reimburse Issuer for the payment under the Letter of Credit, whether or not Borrower would then be entitled to an Advance pursuant to the terms hereof, and each Bank shall be obligated to fund its Commitment Percentage of each Base Rate Advance so made. At the time of issuance of each Letter of Credit, Borrower shall pay to Agent a fee equal to one percent (1%) per annum (based upon the amount and term of such Letter of Credit). Agent shall distribute a portion of such fee equal to one-eighth of one percent (.125%) per annum (based on the amount and term of such Letter of Credit), to the Issuer of such Letter of Credit, and the remaining portion of such fee shall be paid to the Banks ratably. Notwithstanding the foregoing, no Bank (nor Agent) shall have an obligation to issue any Letter of Credit or participate in Letter of Credit Exposure on a non-Domestic Business Day or on or after the Termination Date.

     Upon the occurrence of any Default, Borrower shall, on the next succeeding Domestic Business Day, deposit with Agent such funds as Agent may request, up to a maximum amount equal to the existing Letter of Credit Exposure. Any funds so deposited shall be held by Agent for the ratable benefit of all Banks as security for the Obligation and Borrower will, in connection therewith, execute and deliver such security agreements in form and substance satisfactory to Agent which it may, in its discretion, require. As drafts or demands for payment are presented under any Letter of Credit, Agent shall apply such funds to satisfy such drafts or demands. When all Letters of Credit have expired and the Obligation has been repaid in full (and no Bank has any obligation to make further Advances or issue Letters of Credit hereunder) or such Default has been cured to the satisfaction of Majority Banks, Agent shall release to Borrower any remaining funds deposited under this SECTION 2.2.

     Whenever Borrower is required to make deposits under this SECTION 2.2 and fails to do so on the day such deposit is due, Agent or any Bank may, without notice to Borrower, make such deposit (whether by transfers from other accounts maintained with any Bank or otherwise) using any funds then available to any Bank of Borrower, any guarantor, or any other person liable for all or any part of the Principal Debt.

     2.3   Borrowing Base
           --------------

           (a) The aggregate Borrowing Base in effect during the period commencing on the Closing Date and ending on July 1, 1996 is $115,000,000. The Borrowing Base shall be redetermined by the Banks as of July 1, 1996 and October 31, 1996, and as of each April 30 and October 31 thereafter (or as of a date shortly thereafter to be designated by Agent in a notice to Borrower). Any increase in the Borrowing Base upon any redetermination thereof from the Borrowing Base in effect prior to such redetermination shall require the unanimous agreement of all Banks and in the event all Banks are unable to agree on the amount of such increase, the Borrowing Base which becomes effective upon such redetermination shall be the higher of (i) the Borrowing Base in effect prior to such redetermination, or (ii) the Borrowing Base recommended by the Bank recommending the lowest Borrowing Base. Any (i) decrease in the Borrowing Base upon any redetermination thereof from the Borrowing Base in effect immediately prior to such redetermination, or (ii) reaffirmation of the Borrowing Base upon any redetermination thereof in effect immediately prior to such redetermination, shall require the agreement of Majority Banks. In the event Majority Banks are unable to agree on the amount of any decrease in the Borrowing Base, the Borrowing Base which becomes effective upon such redetermination shall be the Borrowing Base recommended by the Bank recommending the lowest Borrowing Base. After each redetermination of the Borrowing Base, Agent shall promptly notify Borrower of the redetermined Borrowing Base. In addition to the redetermination of the Borrowing Base on July 1, 1996 and the semi-annual redeterminations of the Borrowing Base required by this SECTION 2.3(A), the Borrowing Base shall be redetermined upon (i) a sale or other disposition of the capital stock or assets of Taurus, (ii) the issuance of the Public Subordinate Debt if the principal amount thereof is greater than $100,000,000, or (iii) receipt by Agent or any Bank of notification from Borrower that Borrower does not intend to issue the Public Subordinate Debt (and apply the proceeds thereof to refinance the JEDI Subordinate Debt), or that Borrower intends to defer issuance of the Public Subordinate Debt until after July 1, 1996; provided, that, nothing contained in this sentence shall be construed as the consent or agreement of any Bank to any transaction not permitted by SECTION 8 hereof. Borrower acknowledges that Banks have agreed to the $115,000,000 Borrowing Base effective upon the Closing Date based upon the expectation that prior to July 1, 1996, Borrower will refinance the JEDI Subordinate Debt with Public Subordinate Debt having the terms set forth in SECTION 8.12 hereof and otherwise having terms reasonably acceptable to Majority Banks. Without limiting the discretion of the Banks to determine the Borrowing Base or to grant or withhold their approval to the issuance of the Public Subordinate Debt in accordance with SECTION 8.12 hereof, Borrower acknowledges that upon a redetermination of the Borrowing Base (i) pursuant to clause (iii) of the immediately preceding sentence, or (ii) on July 1, 1996 (if, at that time, Borrower has not refinanced the JEDI Subordinate Debt by issuing the Public Subordinate Debt) the Borrowing Base will be reduced by such amount as the Banks (or the requisite percentage thereof) deem appropriate to compensate for the less favorable debt service requirements of the JEDI Subordinate Debt compared to those anticipated in respect of the Public Subordinate Debt.

           (b) If a Borrowing Base Deficiency ever exists, then at the request of any Bank, Agent shall make demand upon Borrower pursuant to this SECTION 2.3(B), and Borrower shall, on or before the 30th day after such demand at Borrower's option, (i) eliminate such Borrowing Base Deficiency in its entirety by making a mandatory prepayment of the Principal Debt in the amount of such Borrowing Base Deficiency; provided, that if such Borrowing Base Deficiency is not eliminated by prepaying the Principal Debt in full (as a result of outstanding Letter of Credit Exposure), Borrower shall deposit sufficient funds with Agent, to be held by Agent to secure outstanding Letter of Credit Exposure in the manner contemplated by SECTION 2.2, to eliminate such Borrowing Base Deficiency, or (ii) provide written notice to each Bank that Borrower intends to eliminate such Borrowing Base Deficiency by making mandatory prepayments of the Principal Debt in equal, consecutive monthly installments in an amount sufficient to eliminate such Borrowing Base Deficiency in its entirety on or prior to the next scheduled Borrowing Base redetermination required by SECTION 2.3(A). In the event Borrower delivers such notice, Borrower shall thereafter be obligated to make such installment payments, and the first such installment shall be due simultaneously with such notice, and each subsequent installment shall be due on the same day of each month thereafter (or the last day of each month thereafter if there is no corresponding day in such subsequent months) until such Borrowing Base Deficiency is eliminated. In the event Borrower elects to eliminate such Borrowing Base Deficiency in the manner contemplated by clause (ii) of this SECTION 2.3(B), but such Borrowing Base Deficiency cannot be eliminated by prepaying the Principal Debt in full (as a result of outstanding Letter of Credit Exposure), on the date that each principal installment is due pursuant to such clause (ii), Borrower shall also deposit sufficient funds with Agent, to be held by Agent to secure outstanding Letter of Credit Exposure in the manner contemplated by the second paragraph of SECTION 2.2, to eliminate such Borrowing Base Deficiency prior to the next scheduled redetermination of the Borrowing Base. The funds so deposited by Borrower, together with each principal installment, shall be at least equal to the quotient obtained by dividing
     (x) the number of installments required to be made by Borrower pursuant to such clause (ii) prior to the next Borrowing Base redetermination, by (y) the aggregate amount of funds which must be so deposited to fully eliminate such Borrowing Base Deficiency. Notwithstanding Borrower's right to eliminate any Borrowing Base Deficiency in the manner contemplated by clause (ii) of this SECTION 2.3(B), Borrower's failure to eliminate at least eighty percent (80%) of any Borrowing Base Deficiency through principal reductions within ninety (90) days after the redetermination of the Borrowing Base which resulted in such Borrowing Base Deficiency shall constitute a Mortgage Recordation Event.

     2.4   Borrowing Procedure.
           -------------------

           (a) In the case of each Advance other than the Refinancing Advance, Borrower shall give Agent notice (a "Notice of Advance") prior to 12:00 noon (Dallas, Texas time) (i) at least one (1) Domestic Business Day prior to each Base Rate Advance and CD Rate Advance, and (ii) at least two (2) Eurodollar Business Days prior to each Eurodollar Advance. Each Notice of Advance shall be substantially in the form of EXHIBIT G attached hereto, and shall specify (i) the date such Advance is requested, which shall be a Domestic Business Day in the case of a Base Rate Advance or a CD Rate Advance, or a Eurodollar Business Day in the case of a Eurodollar Advance;
     (ii) the aggregate amount of such Advance; (iii) whether such Advance is to be a Base Rate Advance, a CD Rate Advance or a Eurodollar Advance; and
     (iv) in the case of a CD Rate Advance or Eurodollar Advance, the duration of the Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Borrower is hereby deemed to have requested that the Refinancing Advance be made on the Closing Date, and it is not necessary that Borrower issue any Notice of Borrowing in respect thereof.

           (b) Upon receipt of a Notice of Advance, Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of the Advance requested therein, and such Notice of Advance shall not thereafter be revocable by Borrower.

           (c) Not later than 11:00 a.m. (Dallas, Texas time) on the date such Advance is requested, each Bank shall make available its ratable share of such Advance, in Federal or other funds immediately available in Dallas, Texas to Agent at its address set forth on SCHEDULE 1.1 hereto. Unless Agent determines that any applicable condition specified in

     SECTION 7.2 has not been satisfied, Agent will make the funds so received from Banks available to Borrower at Agent's address set forth on SCHEDULE
     1.1 hereto. Notwithstanding the foregoing, in the case of the Refinancing Advance, each Bank shall only be required to make available to Agent pursuant to this SECTION 2.4 the positive remainder of (i) such Bank's Commitment Percentage of the Refinancing Advance, minus (ii) the aggregate amount of Principal Debt, accrued but unpaid interest, accrued but unpaid fees and unreimbursed losses due and owing to such Bank under the Existing Credit Agreement on the Closing Date and to be paid to such Bank pursuant to the definitions of "Refinancing Advance" and "Closing Repayment" and
     SECTION 13.18 hereof.

     2.5   Procedure for Requesting Letters of Credit.
           ------------------------------------------

           (a) Borrower shall give Agent notice (a "Request for Letter of Credit") prior to 12:00 noon (Dallas, Texas time) at least two (2) Domestic Business Days before the date Borrower requests that a Letter of Credit be issued. Each Request for Letter of Credit shall be substantially in the form of EXHIBIT H attached hereto and shall specify the date such Letter of Credit is to be issued. Each Request for Letter of Credit shall be accompanied by the executed, complete letter of credit application and agreement referenced in SECTION 2.2.

           (b) Upon receipt of a Request for Letter of Credit, Agent shall promptly notify each Bank of the contents thereof and of the material provisions of the related letter of credit application and agreement. Agent shall provide a copy of the Request for Letter of Credit and the original counterpart of the letter of credit application and agreement to the proposed Issuer.

           (c) Provided that the proposed Issuer agrees to issue the requested Letter of Credit, and provided further that Agent has not determined that a condition to such issuance referred to in SECTION 7.2 has not been satisfied, not later than 11:00 a.m. (Dallas, Texas time) on the date Borrower requests that such Letter of Credit be issued, the Issuer shall issue such Letter of Credit and deliver the same to the beneficiary thereof and shall promptly thereafter provide to each other Bank and Agent the notice required by SECTION 2.2 with respect to such Letter of Credit.

     2.6   Reduction or Cancellation.  Borrower may at its option at any time,
           -------------------------
upon giving five (5) Domestic Business Days prior written notice to Agent, effective as of the date specified in such notice and with no Right of reinstatement, either (a) terminate in whole the Total Commitment, or (b) reduce in part the Total Commitment; provided that any such reduction in part must be at least $1,000,000; and provided further that Borrower shall not be permitted to reduce the Total Commitment to an amount less than the Letter of Credit Exposure at such time. Any reduction in the Total Commitment shall reduce the Commitment of each Bank ratably.

SECTION 3. TERMS OF PAYMENT.
- ---------  ----------------

     3.1  Notes; Payments.  The Principal Debt and interest thereon shall be
          ---------------
evidenced by, and due and payable in accordance with, the Notes. Each Note shall provide for the principal and interest payments specifically contemplated by this SECTION 3. Borrower shall make each payment of principal of, and interest on, all Notes and all fees payable hereunder not later than 12:00 noon (Dallas, Texas time) on the date when due, in Federal or other funds immediately available in Dallas, Texas to Agent at its address set forth on SCHEDULE 1.1 hereto. Agent will promptly distribute to each Bank its ratable share of each such payment received by Agent for the account of Banks. If a payment is due on a day which is not a Domestic Business Day, Borrower shall be entitled to delay such payment until the next succeeding Domestic Business Day, but interest shall continue to accrue until the payment is made; provided, however, with respect to
                                              -----------------
any payment of any Principal Debt which is the subject of a Eurodollar Tranche (or any payment of interest thereon), if a payment is due on a day which is not a Eurodollar Business Day, Borrower shall be entitled to delay such payment until the next succeeding Eurodollar Business Day, but interest shall continue to accrue until the payment is made.

     3.2   Interest.
           --------

           (a) The Principal Debt outstanding from day to day which is the subject of a Base Rate Tranche shall bear interest at a rate per annum which shall from day to day be equal to the lesser of (i) the sum of the Applicable Margin plus the Base Rate in effect from day to day or (ii) the Highest Lawful Rate. The rate contemplated by this SECTION 3.2(A) shall change, without notice to any Company, upon the effective date of each change in the Base Rate or the Highest Lawful Rate, as the case may be.

           (b) The Principal Debt outstanding from day to day which is the subject of a Eurodollar Tranche shall bear interest for the Interest Period applicable thereto at a rate per annum which shall be equal to the lesser of (i) the sum of the Applicable Margin plus the Adjusted London Interbank Offered Rate, or (ii) the Highest Lawful Rate.

           (c) The Principal Debt outstanding from day to day which is the subject of a CD Rate Tranche shall bear interest for the Interest Period applicable thereto at a rate per annum equal to the lesser of (i) the sum of the Applicable Margin plus the Adjusted CD Rate, or (ii) the Highest Lawful Rate.

           (d) So long as no Default shall be continuing, subject to the provisions of this SECTION 3.2, Borrower shall have the option of having all or any portion of the Principal Debt be the subject of a Base Rate Tranche, one (1) or more CD Rate Tranches, or one (1) or more Eurodollar Tranches, which shall bear interest at rates based upon the Base Rate, the Adjusted CD Rate and the Adjusted London Interbank Offered Rate, respectively (each such option is referred to herein as an "INTEREST OPTION"); provided, that each Fixed Rate Tranche shall be in a minimum amount of $500,000 and shall be in an amount which is an integral multiple of $100,000. Each change in an Interest Option made pursuant to this
     SECTION 3.2(D) shall be deemed both a payment in full of the portion of the Principal Debt which was the subject of the Base Rate Tranche, CD Rate Tranche or Eurodollar Tranche from which such change was made and an Advance (notwithstanding that the unpaid principal amount of the Loan is not changed thereby) of Principal Debt which is the subject of the Base Rate Tranche, CD Rate Tranche or Eurodollar Tranche into which such change was made. Prior to the termination of each Interest Period with respect to each Fixed Rate Tranche, Borrower shall give written notice (a "ROLLOVER NOTICE") in the form of EXHIBIT I attached hereto to Agent of the Interest Option which shall be applicable to such portion of the Principal Debt upon the expiration of such Interest Period. Such Rollover Notice shall be given to Agent at least one (1) Domestic Business Day, in the case of a CD Rate Tranche or Base Rate Tranche selection, or two (2) Eurodollar Business Days, in the case of a Eurodollar Tranche selection, prior to the termination of the Interest Period then expiring. If Borrower shall specify a Fixed Rate Tranche, such Rollover Notice shall also specify the length of the succeeding Interest Period (subject to the provisions of the definitions of such term), selected by Borrower. Each Rollover Notice shall be irrevocable and effective upon notification thereof to Agent. If the required Rollover Notice shall not have been timely received by Agent, Borrower shall be deemed to have elected that the Principal Debt which is the subject of the Interest Period then expiring be the subject of a Base Rate Tranche upon the expiration of such Interest Period and Borrower will be deemed to have given Agent notice of such election. Subject to the limitations on the minimum amount of Fixed Rate Tranches, Borrower shall have the right to convert each Base Rate Tranche to a Fixed Rate Tranche by giving Agent a Rollover Notice of such election at least one (1) Business Day, in the case of CD Rate Tranche selection, or two (2) Eurodollar Business Days, in the case of the Eurodollar Tranche selection, prior to the date on which Borrower elects to make such conversion (a "CONVERSION DATE"). The Conversion Date selected by Borrower shall be a Domestic Business Day in the case of a conversion to a CD Rate Tranche, and a Eurodollar Business Day in the case of a conversion to a Eurodollar Tranche. Notwithstanding anything in this SECTION 3.2 to the contrary, no portion of the Principal Debt which is the subject of a Base Rate Tranche may be converted to a Eurodollar Tranche, no portion of the Principal Debt which is the subject of a Eurodollar Tranche may be converted to a CD Rate Tranche, no portion of the Principal Debt which is the subject of a CD Rate Tranche may be converted to a Eurodollar Tranche and no Eurodollar Tranche or CD Rate Tranche may be continued as such when any Default or Potential Default has occurred and is continuing, but each such Tranche shall be automatically converted to a Base Rate Tranche on the last day of each applicable Interest Period. Pursuant to the first sentence of this SECTION 3.2(D), Borrower is prohibited from effecting a conversion of the Principal Debt to a Fixed Rate Tranche at any time a Default shall be continuing. Borrower further agrees that Borrower will be prohibited, at any time a Potential Default shall be continuing, from (i) converting any Base Rate Tranche into a Fixed Rate Tranche with an Interest Period exceeding thirty
     (30) days or (ii) rolling over any Fixed Rate Tranche into a new Fixed Rate Tranche with an Interest Period exceeding thirty (30) days.

           (e) During the continuance of a Default, interest shall, at the option of Majority Banks, accrue on the Principal Debt and, to the extent permitted by applicable Law, on accrued but unpaid interest, at the Default Rate.

           (f) Interest which accrues on that portion of the Principal Debt which is the subject of a Base Rate Tranche shall be payable on March 31, 1996 and on each June 30, September 30, December 31 and March 31 thereafter. Interest which accrues on that portion of the Principal Debt which is the subject of a CD Rate Tranche with an Interest Period of ninety
     (90) days or less or a Eurodollar Tranche with an Interest Period of three
     (3) months or less shall be payable on the expiration of such Interest Period. Interest which accrues on that portion of the Principal Debt which is the subject of a CD Rate Tranche with an Interest Period of greater than ninety (90) days or a Eurodollar Tranche with an Interest Period of greater than three (3) months shall be payable on the expiration of such Interest Period and on each March 31, June 30, September 30 and December 31 during the term of such Interest Period.

           (g) Interest payable hereunder shall be calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days.

           (h) Notwithstanding the foregoing, if at any time the rate calculated with reference to the Base Rate, the Adjusted CD Rate or the Adjusted London Interbank Offered Rate hereunder (the "Contract Rate") is limited to the Highest Lawful Rate, any subsequent reductions in the Contract Rate shall not reduce the rate on the Principal Debt below the Highest Lawful Rate until the total amount of interest paid and accrued equals the amount of interest which would have accrued if the Contract Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Notes, the total amount of interest paid and accrued is less than the amount of interest which would have accrued if the Contract Rate had at all times been in effect, then, at such time and to the extent permitted by Law, Borrower shall pay to Agent for the ratable benefit of Banks an amount equal to the difference between (i) the lesser of the amount of interest which would have accrued if the Contract Rate had at all times been in effect and the amount of interest which would have accrued if the Highest Lawful Rate had at all times been in effect, and
     (ii) the amount of interest actually paid or accrued on the Notes.

           (i) Interest calculations may be made ten (10) (or less) days prior to any due date. If there is an adjustment in the interest rate in accordance with the terms hereof during such ten-day (or shorter) period, then the interest payable for the succeeding period will be adjusted appropriately or if such installment were the last installment of interest under the applicable Note, Borrower shall subsequently, on demand, pay to Agent for the ratable benefit of Banks any underpayment or Banks shall pay to Agent (ratably according to the Commitment Percentage of each Bank) for payment over to Borrower any overpayment resulting from any adjustment during such ten-day (or shorter) period.

     3.3  Maturity.  The entire outstanding Principal Debt and all accrued but
          --------
unpaid interest thereon and all accrued but unpaid fees hereunder shall be due and payable in full on the Termination Date.

     3.4   Prepayments.  Borrower shall be required to make mandatory
           -----------
prepayments of Principal Debt from time to time pursuant to SECTION 2.3(B), and subject to SECTION 3.5, shall otherwise be entitled to prepay the Principal Debt from time to time and at any time, in whole or in part, without penalty; provided, that (a) Borrower shall give Agent one (1) Domestic Business Day's prior written notice of any voluntary prepayment (whereupon the amount specified in such notice shall be due and payable on the date specified in such notice), and (b) any partial voluntary prepayment shall be in the amount of $1,000,000 or any larger integral multiple of $100,000. Prior to the Termination Date, any Principal Debt that is prepaid may, subject to the conditions of this Agreement, be reborrowed hereunder, and this Agreement shall not be deemed to be terminated or cancelled prior to the Termination Date solely because the Principal Debt may from time to time be paid in full and no Letter of Credit Exposure is outstanding hereunder. On and after the Termination Date, no Principal Debt may be reborrowed hereunder.

     3.5   Funding Losses.  If Borrower makes any payment of Principal Debt
           --------------
which is the subject of a Fixed Rate Tranche (whether pursuant to SECTION 2.3(B), as a voluntary prepayment or otherwise) on any day other than the last day of an Interest Period applicable thereto, or if Borrower fails to borrow any Eurodollar Advance or CD Rate Advance after notice has been given in accordance with SECTION 2.4, Borrower shall reimburse each Bank on demand for any resulting loss or expense incurred by any such Bank, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, or any loss arising from the reemployment of funds at rates lower than the cost to such Bank of such funds and related costs, which shall include the amount, if any, by which (a) the interest which such Bank would have received, absent such payment or prepayment for the applicable Interest Period exceeds (b) the interest which such Bank would receive if the amount of such Fixed Rate Tranche were deposited, loaned, or placed by such Bank in the interbank eurodollar market or certificate of deposit market (as applicable) (i) on the date of such payment or prepayment for the remainder of the applicable Interest Period, in the case of a payment or prepayment prior to the end of the Interest Period, or (ii) on the date such Fixed Rate Advance was to be made for a period equivalent to the Interest Period selected by Borrower to be applicable to such Fixed Rate Advance at the time Borrower requested such Advance, in the case of a failure of Borrower to borrow any Fixed Rate Advance after notice has been given in accordance with SECTION 2.4. Such Bank shall promptly deliver to Borrower and Agent a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     3.6   Order of Application.  Except as otherwise provided in the Loan
           --------------------
Papers, all payments and prepayments of the Obligation, including proceeds from the exercise of any Rights under the Loan Papers or proceeds of any Collateral, shall be applied in the following order (any instructions from Borrower to the contrary notwithstanding): (a) to any expenses for which

Agent shall not have been reimbursed under the Loan Papers, (b) to any expenses for which Banks shall not have been reimbursed under the Loan Papers, (c) to accrued interest on the Principal Debt, (d) to the portion of the Principal Debt being paid or prepaid, or, if unclear, in such order as Majority Banks deem appropriate, (e) to the remaining Principal Debt in the order and manner as Majority Banks deem appropriate, (f) to establish any deposit required pursuant to SECTION 2.2, and (g) to the remaining Obligation. Any payment applied to Principal Debt in accordance with the foregoing shall be applied first to Principal Debt which is the subject of a Base Rate Tranche until all such Principal Debt has been paid in full, and then to Principal Debt which is the subject of Fixed Rate Tranches in the order in which the Interest Periods applicable to such Tranches expire.

     3.7   Capital Adequacy.  Notwithstanding any provision contained herein to
           ----------------
the contrary, if, with respect to all or any portion of any Commitment, any Law, rule, regulation, or treaty now existing or hereafter promulgated regarding capital adequacy, or any adoption thereof, ruling thereon, change therein, or interpretation thereof now existing or hereafter made by any Tribunal or central bank regarding capital adequacy, or compliance by any Bank with any request, directive, or requirement now existing or hereafter imposed by any Tribunal or central bank regarding capital adequacy (whether or not having the force of Law) shall result in a reduction in the rate of return on such Bank's capital as a consequence of such Bank's obligations hereunder to a level below that which such Bank otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material (and such Bank may, in determining such amount, utilize such assumptions and allocations of costs and expenses as such Bank shall deem reasonable and may use any reasonable averaging or attribution method), then, such Bank shall notify Borrower and Agent and deliver to Borrower and Agent a certificate setting forth in reasonable detail (a) the Law, rule, regulation or treaty (or change therein or change in interpretation thereof) giving rise to such request for compensation, and (b) the calculation of the amount necessary to compensate such Bank therefor, which certificate shall constitute prima facie evidence of the contents thereof. Borrower shall promptly pay such amount to such Bank.

SECTION 4. FEES.
- ---------  ----

     4.1   Facility Fee.  In the event of any increase in the Borrowing Base,
           ------------
Borrower shall pay to Agent for the ratable benefit of each Bank, within thirty
(30) days after the effective date of each such increase, a facility fee in an amount equal to 0.25% of the difference between the increased Borrowing Base and the amount of the Borrowing Base in effect immediately after giving effect to the most recent redetermination of the Borrowing Base pursuant to SECTION 2.3(A) (i.e. the redetermination prior to the redetermination resulting in such increase).

     4.2   Commitment Fee.  From the date hereof until the Total Commitment is
           --------------
terminated, Borrower shall pay to Agent for the ratable benefit of each Bank a commitment fee equal to the Applicable Commitment Fee Percentage on the difference between (a) the average daily Borrowing Base during the three (3) month period (or portion thereof) preceding the date such payment is due, and (b) the average daily balance during such period of the sum of (i) the Principal Debt, plus (ii) the outstanding Letter of Credit Exposure. Such fee shall be payable as it accrues on each March 31, June 30, September 30 and March 31 (commencing March 31, 1996) and on the Termination Date. Such fee shall be payable based on the actual number of days elapsed assuming a calendar year of 365 days. Borrower shall pay to Agent all amounts due under this SECTION 4.2 within fourteen (14) days after Borrower receives a billing notice therefor.

     4.3   Closing Fee.  On the Closing Date, Borrower shall pay to Agent for
           -----------
the ratable benefit of Banks a closing fee in the amount of $115,000.00.

     4.4   Agency and Other Fees.  Borrower shall pay to Agent and/or its
           ---------------------
affiliates, such fees and other amounts as Borrower shall be required to pay to Agent and/or its affiliates from time to time pursuant to any separate agreement between Borrower and Agent and/or its affiliates. Such fees and other amounts shall be retained by Agent and/or its affiliates and no Bank (other than Agent and/or its affiliates) shall have any interest therein.

SECTION 5. SECURITY.
- ---------  --------

     5.1   Grant of Bank Liens Covering Subject Interests.  Upon the occurrence
           ----------------------------------------------
of a Mortgage Recordation Event, the Obligations shall be secured by first and prior Bank Liens covering such Subject Mineral Interests now owned or hereafter acquired by Borrower or any Designated Subsidiary as Majority Banks shall designate from time, together with (a) all present and future tenements, hereditaments, appurtenances, and properties in any way pertaining, belonging, affixed, or incidental to such Subject Mineral Interests, (b) all Hydrocarbons located on or produced from such Subject Mineral Interests, (c) all present and future fixtures and equipment and other personal property now owned or hereafter acquired by Borrower or any Designated Subsidiary and used or useful in connection with the Subject Mineral Interests or now or hereafter situated on or affixed to any real property related to or apprising a part of such Subject Mineral Interests, and (d) all present and future Rights, titles, and interests of Borrower and each Designated Subsidiary (including, without limitation, the Right to receive payments due thereunder) in and to all present and future contracts for sale of Hydrocarbons now or hereafter existing in connection with any of the Subject Mineral Interests.

     5.2   Mortgages.  In furtherance of SECTION 5.1 preceding, Borrower hereby
           ---------
agrees to execute and deliver to Agent, and to cause each Designated Subsidiary to execute and deliver to Agent, on or prior to the Closing Date, such Mortgages as Agent or Majority Banks may require to evidence and perfect (subject in each case to SECTION 5.3 below) in favor of Agent for the ratable benefit of each Bank, first and prior Bank Liens encumbering the Initial Mortgaged Properties. Thereafter on or prior to each redetermination of the Borrowing Base pursuant to
SECTION 2.3 (or any other redetermination of the Borrowing Base requested by Borrower) and upon the occurrence of any Mortgage Recordation Event, Borrower shall execute and deliver to Agent, and cause each Designated Subsidiary to execute and deliver to Agent, Mortgages which, subject to SECTION 5.3 below, encumber all Subject Mineral Interests then owned by Borrower or any Designated Subsidiary (or are to be acquired by Borrower or any Designated Subsidiary simultaneously with such redetermination of the Borrowing Base (if applicable)) required by Majority Banks, to the extent such Subject Mineral Interests are not subject to existing Mortgages, establishing Bank Liens in favor of Agent for the ratable benefit of Banks subject to SECTION 5.3 below.

     5.3   Effectiveness of Mortgages; Recordation of Mortgages.  Unless and
           ----------------------------------------------------
until a Mortgage Recordation Event occurs, each Mortgage executed and delivered by Borrower or any Designated Subsidiary to Agent pursuant to SECTION 5.2 shall be held by Agent and not filed or recorded in any jurisdiction or with any Tribunal and shall not be effective unless and until a Mortgage Recordation Event shall occur. Upon the occurrence of a Mortgage Recordation Event, each such Mortgage shall be immediately and automatically effective to create Bank Liens in favor of Agent for the ratable benefit of the Banks on the Subject Mineral Interests covered thereby, and Agent may, and upon the request of Majority Banks, Agent shall, at Borrower's expense, file and record each Mortgage then in Agent's possession with each appropriate Tribunal and take all such other action as Agent shall deem necessary or appropriate to perfect and protect the Bank Liens created or evidenced by such Mortgages for the ratable benefit of the Banks. Any determination by Agent or Majority Banks that a Mortgage Recordation Event has occurred shall be conclusive and binding upon Borrower and each Designated Subsidiary.

     5.4   Assignment.  The Mortgages executed pursuant to SECTION 5.2 will
           ----------
contain an assignment to Agent of all Hydrocarbons to be produced from the Subject Mineral Interests and all revenues and proceeds from any disposition thereof and will grant to Agent the Right to notify purchasers of such Hydrocarbons to pay directly to Agent for the ratable benefit of Banks and for application to the Obligation all such revenues and proceeds (such assignment and grant to become effective immediately upon a Mortgage Recordation Event); provided that, notwithstanding such assignment, which will be absolute and unconditional, or any delay or failure of Agent or any Bank to exercise its Rights in respect thereof under the Loan Papers, (a) nothing in the Loan Papers shall be deemed or construed as limiting any Bank or Agent to such revenues or proceeds for the payment or discharge of all or any part of the Obligation, and
(b) the obligations of Borrower to make mandatory prepayments under SECTION 2.3 shall not be impaired or diminished. Furthermore, notwithstanding that such Loan Papers will contain an assignment of Hydrocarbons and the revenues and proceeds from the disposition thereof, so long as no Default has occurred which is continuing, Borrower and the Designated Subsidiaries shall be permitted to continue to receive from the purchasers of production all of such revenues and proceeds and the Agent shall not request payment of such revenues and proceeds; provided, however, that upon the occurrence and during the continuation of a Default, Agent, at the request of Majority Banks, may exercise all Rights and remedies granted to it thereby, including, without limitation, the right to receive directly from the purchasers of production, such revenues and proceeds.

     5.5   No Assumption of Obligations.  Nothing contained in any Mortgage or
           ----------------------------
any other Loan Paper shall be construed as an assumption by, or the transfer to, Agent or any Bank, of any obligation of Borrower or any Designated Subsidiary with respect to any Subject Mineral Interest or any other property of any Company.

     5.6   Pledge of Subsidiary Stock.  Promptly, but in all events within five
           --------------------------
(5) Domestic Business Days following request by Agent or Majority Banks from time to time, Borrower shall execute and deliver to Agent, and cause each other Company which is the owner and holder of the issued and outstanding capital stock of any Designated Subsidiary, to execute and deliver to Agent a Pledge Agreement in the form of EXHIBIT J attached hereto, pursuant to which Borrower and such other Companies grant a Bank Lien to Agent for the ratable benefit of the Banks in the issued and outstanding capital stock of each Subsidiary.

     5.7   Designated Subsidiary Guarantees.  Borrower hereby agrees to cause
           --------------------------------
each Designated Subsidiary to execute and deliver to each Bank a Designated Subsidiary Guaranty pursuant to which such Designated Subsidiary shall guaranty payment and performance in full of the Obligation.

SECTION 6. REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants to
- ---------  ------------------------------
Agent and each Bank as follows:

     6.1   Corporate Existence and Authority:  Each Company (a) is a corporation
           ---------------------------------
duly organized, validly existing, and in good standing under the Laws of its state of incorporation, as reflected in SCHEDULE 6.1, (b) is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature and extent of its business and properties require the same (such jurisdictions being identified on SCHEDULE 6.1), and (c) possesses all requisite authority, power, licenses, permits, and franchises to conduct its business and execute, deliver, and comply with the terms of the Loan Papers and the Closing Transaction Documents to which it is a party, which have been duly authorized and approved by all necessary corporate action and for which no approval or consent of any Person or Tribunal is required which has not been obtained. Coda Acquisition (x) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, (y) is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature and extent of its business and properties require the same (such jurisdictions being identified on SCHEDULE 6.1), and (z) possesses all requisite authority, power, licenses, permits, and franchises to conduct its business and execute, deliver, and comply with the terms of the Closing Transaction Document to which it is a party, which have been duly authorized and approved by all necessary corporate action and for which no approval or consent of any Person or Tribunal is required which has not been obtained.

     6.2   Ownership of Subsidiaries and Name.
           ----------------------------------

           (a) Except as set forth on SCHEDULE 6.2 attached hereto, Borrower has no Subsidiaries.

           (b) Except as set forth on SCHEDULE 6.2, none of Borrower, any Designated Subsidiary, any Company merged into Borrower, nor any Company merged into any Designated Subsidiary, nor Coda Acquisition has transacted business under any other corporate or trade name, or has been a party to any merger, combination, or consolidation, or acquired all or substantially all of the assets of any Person in the last five (5) years.

     6.3   Relationship with Banks.  No director, officer, manager, or employee
           -----------------------
of any Company or Coda Acquisition is a director, officer, or employee of, or has any substantial interest in, any Bank. No Person who may be deemed to have "control" of any Company is an "executive officer," "director," or "principal shareholder" of any Bank or any correspondent of any Bank. Terms appearing in quotations in this SECTION 6.3 are used herein as defined in Section 215.2 of Regulation O of the Board of Governors of the Federal Reserve System, as amended.

     6.4   Financial Information.
           ---------------------

           (a) The Current Financials were prepared in accordance with GAAP and fairly present the consolidated financial condition and the results of operations of the Companies as of, and for the portion of the fiscal year ending on, the date or dates thereof. There were no material liabilities, direct or indirect, fixed or contingent, of the Companies as of the date or dates of the Current Financials which are not reflected therein or in the notes thereto.

           (b) Subject to final purchase price adjustments in connection with the Closing Transactions, the Pro Forma Balance Sheet fairly presents what the consolidated assets, liabilities and financial condition of the Companies will be immediately after giving effect to the Closing Transactions subject only to variances resulting from the actual results of operations of the Companies' businesses for the period from January 1, 1996 to the Closing Date.

           (c) Except for the Closing Transactions directly related to, or specifically contemplated by, the Loan Papers, there have been no material adverse changes in the respective financial conditions of the Companies from those shown in the Current Financials between such date or dates and the date hereof, nor has any Company incurred any material liability, direct or indirect, fixed or contingent, except for the liabilities under the Closing Transaction Documents and the Contractual Obligations described in SCHEDULE 6.13.

           (d) (i) Prior to giving effect to the Closing Transactions, Coda Acquisition is a wholly owned Subsidiary of JEDI, (ii) Coda Acquisition was formed solely for the purpose of consummating the Merger, (iii) Coda Acquisition has no material assets, liabilities, obligations or commitments (fixed, contingent, contractual or otherwise) other than rights, liabilities and obligations under the Closing Transaction Documents; provided, that, immediately prior to or simultaneously with the Closing Transactions, Coda Acquisition will receive a contribution to its common equity consisting of $90,000,000 in cash, and (iv) Coda Acquisition has not engaged and currently does not engage in any operations or activities other than the negotiation, execution and delivery of the Closing Transaction Documents and the consummation of the Closing Transactions.

     6.5   Compliance with Laws and Documents.  No Company is, nor will the
           ----------------------------------
execution, delivery, and the performance of and compliance with the terms of the Loan Papers and the Closing Transaction Documents cause any Company to be, in violation of (a) any Laws, other than such violations which could not, individually or collectively, cause a Material Adverse Event, or (b) the Bylaws or Articles of Incorporation or Certificate of Incorporation of any Company.

     6.6   Litigation.  Except for the Litigation described in SCHEDULE 6.6 and
           ----------
other Litigation described to each Bank in writing, neither Coda Acquisition nor any Company is involved in, nor is Coda Acquisition or any Company aware of the threat of, any Litigation, nor are there any outstanding or unpaid judgments against any Company or Coda Acquisition; and none of the Litigation described in
SCHEDULE 6.6 or so disclosed to each Bank in writing could, collectively or individually, cause a Material Adverse Event if determined adversely against Coda Acquisition or any Company.

     6.7   Taxes.  All Tax returns of Coda Acquisition and each Company required
           -----
to be filed have been filed, and all Taxes imposed upon Coda Acquisition or any Company have been paid prior to the time when any penalty or fine shall be assessed with respect thereto, other than Taxes for which the criteria for Permitted Liens have been satisfied.

     6.8   Government Regulation.  Neither Coda Acquisition nor any Company or
           ---------------------
Affiliate of Coda Acquisition or any Company is (a) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other Law (other than Regulation X of the Board of Governors of the Federal Reserve System) which regulates the incurrence of Debt, including, but not limited to, Laws relating to common or contract carriers or the sale of electricity, gas, steam, water, or other public utility services, or (b) a "utility" as defined in Chapter 35 of the Texas Business and Commerce Code, as amended.

     6.9   Employee Benefit Plans.  No (a) employee benefit plan (as defined in
           ----------------------
the IRC and ERISA) of any Company has incurred an accumulated funding deficiency in an amount sufficient to have a Material Adverse Event, (b) Company has incurred material liability to the PBGC in connection with any such plan, (c) Company has withdrawn in whole or in part from participation in a multiemployer pension plan (as defined in ERISA), and (d) prohibited transaction or reportable event (as such terms are defined in ERISA) has occurred which could cause a Material Adverse Event. Coda Acquisition does not currently have and is not currently bound by any such plan and at no time prior to the date hereof has Coda Acquisition had or been bound by any such plan.

     6.10  Purpose of Loan and Letters of Credit.  The proceeds of the Advances
           -------------------------------------
and Letters of Credit (a) are not and will not be used directly or indirectly for the purpose of purchasing or carrying, or for the purpose of extending credit to others for the purpose of purchasing or carrying, any "margin stock" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended, (b) will be used for the acquisition, exploration and development of Mineral Interests and Related Assets and for general corporate purposes (including Cash Collateral for Permitted Hedge Transactions), and (c) will be otherwise used in accordance with each Bank's prior written consent; provided, that, in the event subsequent to the date of this Agreement, Borrower agrees to any additional restrictions regarding the use of the proceeds of any Advance, such proceeds will not be used in violation of such restrictions. Without limiting the foregoing, the Letter of Credit Exposure under Letters of Credit securing Hedge Transactions shall not exceed, at any time, twenty percent (20%) of the Borrowing Base in effect at such time.

     6.11  Properties; Liens.
           -----------------

           (a) Borrower and the Designated Subsidiaries have, except as otherwise stated in the Loan Papers, defensible record, legal title to all Mineral Interests described in the Engineering Report and all Related Assets described in the Related Asset Report, free and clear of all Liens except Permitted Liens, and have full authority to create Bank Liens thereon. All such Mineral Interests which constitute Proved Mineral Interests are valid, subsisting, and in full force and effect in all material respects, and all rentals, royalties, and other amounts due and payable in respect thereof have been duly paid or will be paid in the ordinary course of business prior to the date any failure to pay would result in the forfeiture of any Right, the creation of any Lien or cause any other material penalty to be assessed against Borrower or its Designated Subsidiaries. Without regard to any consent or non-consent provisions of any joint operating agreement covering any of the Proved Mineral Interests, Borrower's and the Designated Subsidiaries' share of (i)
     (A) the costs for each Proved Mineral Interest described in the Mortgaged Property Reserves Summary is not greater than the decimal fraction set forth in the Mortgaged Property Reserves Summary, before and after payout, as the case may be, and described therein by the designation "working interest fraction", and (B) production from, allocated to, or attributed to each such Proved Mineral Interest described in the Mortgaged Property Reserve Summary is not less than the decimal fraction set forth in the Mortgaged Property Reserve Summary, before and after payout, as the case may be, and described therein by the designations "net interest fraction", and "net oil fraction", and (ii) (A) the costs for each Proved Mineral Interest described in the Engineering Report is not greater than the amount taken into account in the calculation of net operating expense, and capital costs and similar items in the "Engineering Report," and, to the extent such fraction is included in the Engineering Report, not greater than the decimal fraction described therein by the designations "working interests," "WI," "gross working interest," "GWI," or similar terms, and (B) production from, allocated to, or attributable to each such Proved Mineral Interest described on the Engineering Report is not less, before or after as the case may be, than the amount taking into account in the calculation of net production, net operating revenues, net cash flow and similar items in the Engineering Report, and, to the extent such fraction is included in the Engineering Report, not less than the decimal fraction described therein, before and after payout, as the case may be, by reference to the designations "net revenue interest," "NRI" or similar terms. To the best of Borrower's knowledge, with the exception of injector wells and wells which are temporarily not producing, each well drilled in respect of each Proved Producing Mineral Interest described in the Engineering Report which has been owned by Borrower or a Designated Subsidiary for a period of one (1) year or more (i) is capable of, and is presently, producing Hydrocarbons in commercially profitable quantities, and Borrower and/or the Designated Subsidiaries are currently receiving payments for their share of production, with no funds in respect of any thereof being presently held in suspense, other than as described in
     SCHEDULE 6.11 or any such funds being held in suspense pending delivery of appropriate division orders, and (ii) has been drilled, bottomed, completed, and operated in compliance with all Laws and no such well which is currently producing Hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production. To the best of Borrower's knowledge, with the exception of injector wells and wells which are temporarily not producing, each well drilled in respect of each Proved Producing Mineral Interest described in the Engineering Report which has been owned by Borrower for a period of less than one (1) year (i) is capable of, and is presently, producing Hydrocarbons in commercially profitable quantities, and Borrower and/or the Designated Subsidiaries are currently receiving payments for their share of production, with no funds in respect of any thereof being presently held in suspense, other than as described in SCHEDULE 6.11 or any such funds being held in suspense pending delivery of appropriate division orders, and (ii) has been drilled, bottomed, completed, and operated in compliance with all Laws and no such well which is currently producing Hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production. As used herein "temporarily not producing" means, with reference to any well as of a particular time, that such well is either shut in at such time or producing in quantities which are not commercially profitable at such time, but that Borrower reasonably expects that such well will be returned to production in commercially profitable quantities within one hundred fifty (150) days from the date such well was originally shut in or ceased producing in commercially profitable quantities.

           (b) Without limiting SECTION 6.11(A), Borrower and the Designated Subsidiaries have good and marketable title to all of the Related Assets and other properties reflected on the Current Financials and, except for the Liens described in SCHEDULE 6.11, there is no Lien encumbering any asset of Borrower.

     6.12  Leases.  All material leases under which any Company is lessee or
           ------
tenant are in full force and effect, and no default or potential default exists thereunder.

     6.13  Contractual Obligations.  Except for obligations under the Closing
           -----------------------
Transaction Documents and the Contractual Obligations described in SCHEDULE 6.13, neither Coda Acquisition nor any Company is directly, indirectly, or contingently obligated with respect to any Contractual Obligation.

     6.14  Material Agreements.  Except for the Closing Transaction Documents,
           -------------------
the Loan Papers, the Material Agreements described on SCHEDULE 6.14, agreements, documents, and instruments giving rise to Subject Mineral Interests, farmout agreements, gas contracts, and operating and joint operating agreements related to any Related Asset or Subject Mineral Interest, there are no Material Agreements of Coda Acquisition or any Company that could cause a Material Adverse Event if such Material Agreement were to terminate in accordance with its terms or if Coda Acquisition or any Company defaulted thereunder; neither Coda Acquisition nor any of the Companies is, nor will the execution, delivery, and performance of and compliance with the terms of the Closing Transaction Documents or the Loan Papers cause any of the Companies to be, in default (nor has any potential default occurred) under any Material Agreement described on
SCHEDULE 6.14, any agreement, document, or instrument giving rise to Subject Mineral Interests, farmout agreements, gas contracts, or any operating or joint operating agreements related to any Related Asset or Subject Mineral Interests, other than in each case such defaults or potential defaults which could not, individually or collectively, cause a Material Adverse Event; and a default by any of the Companies under any operating or joint operating agreement related to any Related Asset or any Subject Mineral Interest it owns will not result in any loss or diminution of any other Subject Mineral Interests it owns.

     6.15  No Partnerships.  Except for any of the same described on SCHEDULE
           ---------------
6.15, neither Coda Acquisition nor any Company has any interests in any general or limited partnership or any joint venture.

     6.16  Advance Payment Contracts and Gas Balancing Agreements.  Except for
           ------------------------------------------------------
(a) Gas Balancing Agreements described in SCHEDULE 6.16, and (b) Gas Balancing Agreements which, when considered together with all other Gas Balancing Agreements to which any Company is a party, result in a net gas imbalance of $1,000,000 or less to the Companies (considered in the aggregate), no Company is a party to, and none of the Hydrocarbons to be produced for any Company's account from any of the Subject Mineral Interests or as a result of the operation of any of the Related Assets are the subject of, any Advance Payment Contract or Gas Balancing Agreement affecting or relating to any Subject Mineral Interests or any Related Asset.

     6.17  General.  There are no material facts or conditions relating to the
           -------
Closing Transactions, the Closing Transaction Documents, the Loan Papers, Coda Acquisition, any Company, any of the Property of Coda Acquisition or any of the Companies, or the individual or combined financial conditions and businesses Coda Acquisition or any of the Companies which could, collectively or individually, cause a Material Adverse Event and which have not been related, in writing, to all Banks; and all writings heretofore or hereafter exhibited or delivered to any Bank by or on behalf of Coda Acquisition or any Company are and will be genuine and in all respects what they purport and appear to be.

     6.18  Environmental.  To the best of Borrower's knowledge after reasonable
           -------------
inquiry, (a) no part of any Company's assets (whether owned by ownership or lease and including, without limitation, the Related Assets and the Subject Mineral Interests) is contaminated in any material respect by any substance or material presently identified to be toxic, a pollutant or contaminant or hazardous substance according to any Applicable Environmental Law, (b) no Company has caused or suffered to occur any material discharge, release spillage, emission, uncontrolled loss, seepage or filtration of oil or petroleum or chemical liquids or solids, liquid or gaseous products or hazardous waste or hazardous substance at, from, upon, under or within any real property owned, operated or leased by any Company (including, without limitation, the Related Assets and the Mineral Interests), or any contiguous real property estate, and
(c) no Company has been and none are currently involved in operations at or near any real property owned, operated or leased by any Company (including, without limitation, the Related Assets and the Subject Mineral Interests) which is reasonably expected to lead to the imposition on any Company of liability or creation of a lien on any Company's assets under any Applicable Environmental Law or under any similar applicable Laws or regulations.

     6.19  Closing Transaction Documents.  Borrower has provided Agent with a
           -----------------------------
true and correct copy of each Closing Transaction Document in effect on the date hereof. No rights or obligations of any party to any of the Closing Transaction Documents have been waived in any material respect, and no party to any of the Closing Transaction Documents is in default of its obligations thereunder. Each of the Closing Transaction Documents is a valid, binding and enforceable obligation of the parties thereto in accordance with its terms and is in full force and effect, except as limited by Debtor Relief Laws.

     6.20  Investments.  Neither Borrower, nor any Company, has any Investments
           -----------
other than Permitted Investments.

SECTION 7. CONDITIONS PRECEDENT.
- ---------  --------------------

     7.1   Initial Advance.  The obligation of the Banks to make the initial
           ---------------
Advance hereunder (including, if applicable, the Refinancing Advance) is subject to the satisfaction by Borrower, on or before the Closing Date, of each of the following conditions precedent:

     (a)   Closing Deliveries.  Agent shall have received each of the following
           ------------------
documents, instruments and agreements, all of which shall, unless otherwise indicated, be dated the Closing Date, and be in form and substance satisfactory to Agent and each Bank:

           (i) Notes.  The Notes, payable to each Bank as applicable, in the
               -----
     form and upon the terms of EXHIBIT F attached hereto with appropriate insertions and appropriate modifications to reflect the applicable Bank as payee, the amount of such note (which shall be the amount of each Bank's Commitment) and the fact that it evidences Base Rate or CD Rate Loans or Eurodollar Loans, as the case may be, dated the date hereof, executed by Borrower;

          (ii) Designated Subsidiary Guarantees.  A Designated Subsidiary
               --------------------------------
     Guaranty executed by each Designated Subsidiary in favor of Agent for the ratable benefit of Banks;

         (iii) Mortgage.  Each Mortgage required to be executed and delivered
               --------
     by Borrower and each Designated Subsidiary on or prior to the Closing Date pursuant to SECTION 5.2 hereof;

          (iv) Mortgage Opinions.  Opinions of counsel in each jurisdiction
               -----------------
     (other than the State of Texas) in which any of the Subject Mineral Interests are located to the extent such Subject Mineral Interests are required to be mortgaged on or before the Closing Date pursuant to SECTION
     5.2 hereof, which opinions of counsel shall opine to (A) the validity and enforceability of each Mortgage encumbering Subject Mineral Interests in the applicable jurisdiction, (B) the method of perfection of each such Mortgage, and (C) such other matters with respect to each such Mortgage as Agent shall reasonably request;

           (v) Certificate as to Representations and Warranties.  A Certificate
               ------------------------------------------------
     executed by Borrower's President, Executive Vice President or Chief Financial Officer confirming that each representation and warranty contained herein and in the other Loan Papers is true and correct on the Closing Date and that no Default or Potential Default has occurred which is continuing as of the Closing Date;

          (vi) Certificate as to Consummation of Closing Transactions.  A
               ------------------------------------------------------
     Certificate executed by Borrower's President, Executive Vice President or Chief Financial Officer confirming that subject only to the amendment and restatement of the Existing Credit Agreement pursuant to and upon the terms set forth in this Agreement, the Closing Transactions have been consummated;

         (vii) Charter.  A copy of the Articles of Incorporation or
               -------
     Certificate of Incorporation, and all amendments thereto, of each Company specified by Agent, accompanied by certificates that such copy is correct and complete, one (1) dated no earlier than a Current Date issued by the appropriate Tribunal of the jurisdiction of incorporation of such Company, and one (1) dated the date hereof, executed by the President or a Vice President and the Secretary or an Assistant Secretary of such Company;

        (viii) Bylaws.  A copy of the Bylaws, and all amendments thereto, of
               ------
     each Company specified by Agent, accompanied by a certificate that such copy is correct and complete, dated the date hereof, executed by the President, Executive Vice President or a Vice President and the Secretary or an Assistant Secretary of such Company;

          (ix) Good Standing and Authority.  Certificates of the appropriate
               ---------------------------
     Tribunals of such jurisdictions as Agent has requested, each dated a Current Date, to the effect that each Company specified by Agent is in good standing with respect to the payment of franchise and similar Taxes and is duly qualified to transact business in such jurisdictions;

           (x) Incumbency.  A certificate of incumbency of all officers of each
               ----------
     Company who will be authorized to execute or attest to any Loan Paper, dated the date hereof, executed by the President, Executive Vice President or a Vice President and the Secretary or an Assistant Secretary of such Company;

          (xi) Resolutions.  A copy of resolutions approving the Loan Papers
               -----------
     and authorizing the transactions contemplated by this Agreement and the other Loan Papers, duly adopted by the Board of Directors of each Company requested by Agent, accompanied by a certificate, dated the date hereof, of the Secretary or an Assistant Secretary of such Company, that such copy is a true and correct copy of resolutions duly adopted at a meeting of (which may be held by conference telephone or similar communications equipment by means of which all Persons participating in such a meeting could hear each other, if permitted by applicable Law and, if required by such Law, by the Bylaws of such Company), or by the unanimous written consent of (if permitted by applicable Law and, if required by such Law, by the Bylaws of such Company), the Board of Directors of such Company, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date hereof;

         (xii) Opinion of Counsel to Companies.  The opinion, dated the date
               -------------------------------
     hereof, of Joe Callaway, general counsel to Borrower, substantially in the form of EXHIBIT K attached hereto;

        (xiii) Opinion of Special Counsel to Agent.  The opinion, dated the
               -----------------------------------
     date hereof, of the law firm of Gardere & Wynne, L.L.P., special counsel to Agent, substantially in the form of EXHIBIT L attached hereto;

         (xiv) Closing Transaction Documents.  A copy of each Closing
               -----------------------------
     Transaction Document, together with a certificate from the President, Executive Vice President or Chief Financial Officer of Borrower certifying that such copies are accurate and complete and represent the complete understanding and agreement of the parties with respect to the subject matter thereof;

          (xv) Closing Repayment.  The payment by Borrower of the Closing
               -----------------
     Repayment.

         (xvi) Closing Fee.  The payment by Borrower to Agent for the ratable
               -----------
     benefit of Banks of the closing fee required by SECTION 4.3 hereof in the amount of $115,000.00; and

        (xvii) Other Fees.  The payment by Borrower to Agent of any other
               ----------
     fees due on the Closing Date and contemplated by Section 4.4 hereof.

     (b)  Closing Transactions.  Subject only to disbursement and application of
          --------------------
the Refinancing Advance, the Closing Transactions shall have occurred (or Agent shall be satisfied that such transactions will occur simultaneously therewith). Without limiting the foregoing, each of the following shall have occurred (or Agent shall be satisfied that each of the following shall occur simultaneously therewith):

           (i) (A) Coda Acquisition and JEDI shall have entered into the JEDI Subordinate Loan Agreement and the other JEDI Subordinate Debt Documents to be entered into on or before the Closing Date, (B) all conditions set forth in the JEDI Subordinate Loan Agreement for the advance by JEDI to Coda Acquisition of the proceeds of the JEDI Subordinate Loan shall have been satisfied, and (C) JEDI shall have advanced to Coda Acquisition $100,000,000 in cash representing the proceeds of the JEDI Subordinate Debt;

          (ii) the Restated Certificate of Incorporation shall have been duly adopted by the shareholders of Borrower and duly filed with the Secretary of State of Delaware;

         (iii) the Company shall have issued and sold to JEDI, and JEDI shall have purchased from the Company, 20,000 shares of Preferred Stock for an aggregate consideration of $20,000,000 in cash;

          (iv) the Management Investors shall have made the Management
     Investment;

           (v) JEDI shall have made a contribution to the common equity of Coda Acquisition in an amount not less than $90,000,000 in cash; and

          (vi) the Merger shall have been completed pursuant to the terms of the Merger Agreement, and pursuant thereto (A) the certificate of merger contemplated by Section 1.2 of the Merger Agreement shall have been duly filed with the Secretary of State of Delaware, (B) the Cash Merger Consideration shall have been paid to The First National Bank of Boston as Paying Agent, and (C) approximately ninety eight and one half percent (98.5%) of the issued and outstanding common stock of Borrower on an undiluted basis (or approximately ninety-five percent [95%] on a Fully Diluted Basis) shall be owned by JEDI and the remaining one and one half percent (1.5%) (on an undiluted basis, or approximately five percent [5%] on a Fully Diluted Basis) shall be owned by the Management Investors.

     (c) Title Review.  Agent or its counsel shall have completed a review of
         ------------
title to the Subject Mineral Interests owned by Borrower and the Designated Subsidiaries as Agent or Majority Banks shall require, and such review shall not have revealed any condition or circumstance which would reflect that the representations and warranties contained in SECTION 6.11 hereof are inaccurate in any respect.

     (d) No Material Adverse Change.  In the sole discretion of each Bank, no
         --------------------------
material adverse change shall have occurred in the assets, liabilities, financial conditions or prospects of any Company or Coda Acquisition.

     (e) No Legal Prohibition.  The transactions contemplated by this Agreement
         --------------------
and the other Closing Transactions shall be permitted by Law and shall not subject the Agent, any Bank or any Company to any onerous condition.

     (f) Other Matters.  All matters related to this Agreement, the other Loan
         -------------
Papers, the Closing Transaction Documents, Coda Acquisition, the Companies and the Closing Transactions shall be acceptable to the Agent and each Bank in their sole discretion, and Borrower shall have delivered to Agent and each Bank such evidence as they shall request to substantiate any matters related to this Agreement, the other Loan Papers, the Closing Transaction Documents, the Companies, Coda Acquisition and the Closing Transactions as the Agent or any Bank shall request.

     7.2  Conditions to Any Advance and Participation in Letter of Credit
          ---------------------------------------------------------------
Exposure.  In addition to the conditions precedent stated elsewhere herein, no
- --------
Bank will be obligated to make any Advance or to issue any Letter of Credit or to participate in Letter of Credit Exposure hereunder unless:

           (a) Representations and Warranties.  The representations and
               ------------------------------
     warranties made in SECTION 6 hereof are true and correct at and as of the time the Advance is to be made or any Letter of Credit is to be issued (except to the extent any changes therein are either disclosed to Banks in writing and agreed to by Majority Banks in writing or are permitted by this Agreement (as amended or modified from time to time), and each request for an Advance or for issuance of a Letter of Credit shall constitute the representation and warranty by the Companies that such representations and warranties are true and correct at such time.

           (b) No Default.  On the date of the requested Advance or issuance of
               ----------
     such Letter of Credit, no Default or Potential Default has occurred and is continuing.

           (c) Notice of Advance.  With respect to a requested Advance, at least
               -----------------
     one (1) Domestic Business Day in the case of a Base Rate Advance or CD Rate Advance, and at least two (2) Eurodollar Business Days in the case of a Eurodollar Advance, prior to the Business Day on which Borrower requests the Advance be made, Borrower shall have delivered to Agent the Notice of Advance, and each statement or certification made therein shall be true and correct in all respects on the date the requested Advance is to be made, and the documents and descriptions (if any) required in the Notice of Advance are delivered to Agent at least one (1) Domestic Business Day prior to such Advance.

           (d) Request for Letter of Credit.  With respect to a requested Letter
               ----------------------------
     of Credit, at least two (2) Domestic Business Days prior to the Business Day on which Borrower requests that a Letter of Credit be issued, Borrower shall have delivered to Agent the Request for Letter of Credit, and each statement or certification made therein shall be true and correct in all respects on the date the requested Letter of Credit is to be issued, and the documents and descriptions (if any) required in the Request for Letter of Credit are delivered to Agent at least one (1) Domestic Business Day prior to the issuance of such Letter of Credit.

           (e) No Material Adverse Change.  No material change in the individual
               --------------------------
     or combined financial conditions or prospects of the Companies shall have occurred.

           (f) No Legal Prohibition.  The making of such Advance or the issuance
               --------------------
     of such Letter of Credit (as applicable) is permitted by Law and shall not subject Agent nor any Bank to any onerous condition.

           (g) Other Matters.  All matters related to such Advance or such
               -------------
     Letter of Credit are satisfactory to Agent and its counsel, and, if requested by Agent, the Companies shall have delivered to Agent evidence substantiating any of the matters contained in this Agreement which are necessary to enable Borrower to qualify for such Advance or such Letter of Credit.

           (h) Availability Under Commitments.  The sum of (i) the Principal
               ------------------------------
     Debt outstanding, plus (ii) the Letter of Credit Exposure, plus (iii) the amount of the requested Advance or the requested Letter of Credit, shall be equal to or less than the lesser of (a) the Total Commitment or (b) the Borrowing Base.

           (i) Additional Evidence.  If requested by Agent, Borrower shall
               -------------------
     deliver to Agent evidence satisfactory to Agent and its special counsel substantiating any of the matters contained in SECTIONS 5, 6 or this
     SECTION 7 which are necessary to enable Borrower to qualify for such Advance or such Letter of Credit, including, without limitation, similar conditions precedent as set forth in SECTIONS 7.1(D) through (H).

     7.3  Conditions to Increase in Borrowing Base.  Without in any way limiting
          ----------------------------------------
the ability of Banks in their discretion to grant or deny any increase in the Borrowing Base from time to time (or to condition any such increase on such matters as Banks shall determine in their sole discretion), Borrower hereby agrees with Banks and Agent that Banks may condition such increase on the satisfaction of each of the following:

           (a) Mortgage(s).  The execution, acknowledgement and delivery by
               -----------
     Borrower and the applicable Designated Subsidiaries as grantors or mortgagors to Agent for the ratable benefit of Banks of Mortgages dated not later than the date of such increase, which, upon the occurrence of a Mortgage Recordation Event, will, in accordance with SECTION 5.3, create Bank Liens on all Subject Mineral Interests designated by Majority Banks not the subject of Mortgages previously delivered to Agent, for the benefit of Banks;

           (b) Title Review.  The completion by Agent of a review of title to
               ------------
     all such additional Subject Mineral Interests as Agent or Majority Banks may have specified, which review shall not reflect that the representation and warranty contained in SECTION 6.11 hereof is inaccurate or incorrect in any material respect (such review may include, if requested by Agent or Majority Banks, the delivery to Agent of an opinion of a law firm or law firms acceptable to special counsel to Agent with respect to defensible, record, legal title to such additional Subject Mineral Interests); and

           (c) Description of Mineral Interests.  The delivery to Agent of a
               --------------------------------
     Description of Mineral Interests, dated not later than the date of such increase, describing all such additional Subject Mineral Interests as Agent may have specified.

     7.4  Materiality of Conditions.  Each condition precedent herein is
          -------------------------
material to the transactions contemplated herein, and time is of the essence in respect of each thereof.

     7.5  Waiver of Conditions.  Majority Banks may, at their election, make any
          --------------------
Advance or issue a Letter of Credit without all conditions being satisfied, but this shall not be deemed to be a waiver of the requirement that each such condition precedent be a prerequisite for any subsequent Advance or issuance of a Letter of Credit, unless Majority Banks specifically waive each such item in writing.

SECTION 8.  COVENANTS.  Commencing on the date hereof and so long thereafter
- ---------   ---------
until the Obligation is paid and performed in full, unless Borrower receives a prior notice from Majority Banks that they do not object to a deviation, Borrower covenants and agrees with Agent and Banks as follows:

     8.1  Use of Proceeds.  Borrower shall use the proceeds of Advances only as
          ---------------
represented herein or as may be otherwise approved by Majority Banks.

     8.2  Books and Records.  Borrower shall keep, and shall cause each Company
          -----------------
to keep, in accordance with GAAP, proper and complete books, records, and accounts and permit each Bank (upon reasonable prior notice) to inspect the same during reasonable business hours and make and take away copies thereof.

     8.3  Items to be Furnished.  Borrower shall cause the following to be
          ---------------------
furnished to each Bank:

           (a) Within ninety (90) days after the last day of each fiscal year of Borrower, Financial Statements showing the consolidated financial condition and results of operations of Borrower and its Subsidiaries as of, and for the year ended on, such last day, accompanied by (i) the opinion, without material qualification, of Ernst & Young, or another firm of independent certified public accountants acceptable to Majority Banks, based on an audit using generally accepted auditing standards, that the consolidated portions of such Financial Statements were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of such Companies, and (ii) a Financial Report Certificate with respect to such Financial Statements;

           (b) Within forty-five (45) days after the last day of each fiscal quarter (i) Financial Statements showing the consolidated financial conditions and results of operations of Borrower and its Subsidiaries as of, and for the period from the beginning of the current fiscal year to such last day, and (ii) a Financial Report Certificate with respect to such Financial Statements;

           (c) Promptly after the preparation thereof, true copies of all reports, statements, documents, plans, and other written communications furnished by or on behalf of the Companies to their respective stockholders or to any Tribunal, including, but not limited to, the Securities and Exchange Commission and PBGC;

           (d) Notice, promptly after any Company knows or has reason to know of, (i) the existence and changes in the status of any Litigation with respect to any Company which could cause a Material Adverse Event, (ii) any change in any material fact or circumstance represented or warranted in any Loan Paper, (iii) a Default or Potential Default, specifying the nature thereof and what action the Companies have taken, are taking, or propose to take with respect thereto, or (iv) the occurrence of a reportable event (as defined in ERISA) with respect to any employee benefit plan of any Company subject to ERISA, or the complete or partial withdrawal from participation in a multiemployer pension plan (as such terms are defined in ERISA) by any Company (or the intention of any Company to do so), or the initiation (or intent to initiate) by the PBGC or any Company of proceedings under ERISA to terminate any such plan, or the occurrence of any event or condition which might constitute grounds for termination of any such benefit plan under ERISA;

           (e) Promptly upon request therefor by any Bank, such information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets, and liabilities of any Company, and such opinions, certifications, and documents, in addition to those mentioned in this Agreement, as such Bank may reasonably request;

           (f) On or before each March 1 (commencing as of March 1, 1996) to be effective as of the immediately preceding January 1, an Engineering Report and a Related Asset Report; provided, that, no Related Asset Report with respect to Related Assets owned by Taurus will be required until June 1, 1996, and then only to the extent that Borrower has requested Banks to take such Related Assets owned by Taurus into consideration for purposes of the Borrowing Base redetermination to be made as of July 1, 1996;

           (g) On or before each October 1 (commencing as of October 1, 1996), a certificate of the President or the chief financial officer of Borrower as to, and accompanied by, (i) a report for the previous fiscal year, consisting of a production history (including, but not necessarily limited to, the number of wells operated, drilled, completed, and abandoned, and the volume and gross revenues from, and prices received for, the sale of Hydrocarbons) of the production of Hydrocarbons from the Subject Mineral Interests, and (ii) a description, on a per-lease basis, of operating, production, drilling, workover, recompletion, and marketing expenses related to the Subject Mineral Interests; the format of such report and description shall be provided by Agent to Borrower promptly before each date such completed report and description are to be delivered to Banks;

           (h) (i) on or before ten (10) days following the expiration of each of Borrower's fiscal quarters, a certificate of an officer of Borrower containing a description of all Hedge Transactions to which any Company was a party at the end of such fiscal quarter, including a summary of Cash Collateral for such Hedge Transactions, and (ii) on or before ten (10) days after any Company enters into any new Hedge Transaction, a description of such new Hedge Transaction, including a summary of all Cash Collateral for such new Hedge Transaction; and

           (i) Promptly (but in all events within five (5) days) following any determination by the senior executive officers of Borrower or Borrower's Board of Directors that Borrower (i) will not issue the Public Subordinate Debt, or (ii) will not issue the Public Subordinate Debt prior to July 1, 1996, notice of such determination.

     8.4  Inspection.  Borrower shall allow, and shall cause each Company to
          ----------
allow, each Bank to inspect any of the properties of any Company, to review reports, files, and other records, to conduct soil or other tests or investigations, and to discuss any of the affairs, conditions, and finances of the Companies with the creditors of the Companies or with any director, officer, or employee of any Company, from time to time, during reasonable business hours.

     8.5  Taxes.  Borrower shall promptly pay, and shall cause each Company to
          -----
promptly pay, prior to the time when any penalty or fine shall be assessed with respect thereto, any and all Taxes due by any Company, except Taxes for which the criteria for Permitted Liens have been satisfied, and Borrower will not, and will not permit any Company to, directly or indirectly, use any portion of the proceeds of any Advance to pay the wages of employees unless a timely payment to or deposit with the United States of America of all amounts of Tax required to be deducted and withheld with respect to such wages is also made.

     8.6  Payment of Obligations.  Borrower shall promptly pay (or renew and
          ----------------------
extend), and shall cause each Company to promptly pay (or renew and extend), all of their Contractual Obligations as the same become due, and Borrower will not, and will not permit any Company to, directly or indirectly, (a) make any voluntary prepayment of the principal of, or retire, repurchase or redeem prior to scheduled maturity, the JEDI Subordinate Debt (other than as a result of a refinancing pursuant to the issuance of the Public Subordinate Debt to the extent Borrower is permitted to issue the Public Subordinate Debt pursuant to
SECTION 8.12 hereof) or the Public Subordinate Debt, (b) at any time when a Borrowing Base Deficiency exists, make any voluntary prepayment of the principal of, or retire, repurchase or redeem prior to scheduled maturity, any other Debt other than the Obligation, whether subordinate to the Obligation or not, or (c) make any payment of, or retire, repurchase or redeem any of (i) the JEDI Subordinate Debt, (ii) the Public Subordinate Debt or (iii) any other Contractual Obligation which is subordinate to the Obligation at any time that Borrower or such other Company is prohibited from making such payment, retirement, repurchase or redemption pursuant to the terms of the subordination provisions applicable to the JEDI Subordinate Debt, the Public Subordinate Debt or such Contractual Obligations.

     8.7  Expenses of Agent.  Borrower shall promptly (a) advance to Agent and
          -----------------
special counsel to Agent, upon their request, estimated filing and recording fees and expenses for the Loan Papers creating the Bank Liens, and (b) pay any and all reasonable costs, fees, and expenses paid or incurred by Agent incident to any of the Loan Papers (including, but not limited to, any additional filing or recording fees and the reasonable fees and expenses of counsel to Agent in connection with the negotiation, preparation, and execution of the Loan Papers and any amendment, waiver, or consent with respect thereto and in connection with any proposed Advance, whether any Advance is ever made) or to the enforcement of the obligations to Agent or any Bank of any of the Companies or the exercise of any Rights (including, but not limited to, reasonable attorneys' fees and court costs), all of which shall be a part of the Obligation.

     8.8  Maintenance of Corporate Existence, Assets, Business, and Insurance.
          -------------------------------------------------------------------
Borrower shall, and shall cause each Company to, at all times: maintain their respective corporate existences and authorities to transact business and good standing in their respective jurisdictions of incorporation and all other jurisdictions where the failure to so maintain might have a Material Adverse Event; maintain all licenses, permits, and franchises necessary for their businesses; keep all of their assets which are useful and necessary in their businesses in good working order and condition; and make all necessary repairs and replacements thereto; and maintain, or cause to be maintained, insurance with such insurers, in such amounts, and covering such risks, as shall be satisfactory to Majority Banks.

     8.9  Maintenance and Evidence of Priority of Bank Liens.  To the extent
          --------------------------------------------------
Borrower or any Designated Subsidiary is required pursuant to this Agreement or any other Loan Paper to execute and deliver to Agent or any Bank, Mortgages, Pledge Agreements or other Loan Papers evidencing, perfecting or creating (or which, subject to the occurrence of a Mortgage Recordation Event, will evidence, create or perfect) Bank Liens, Borrower shall, and shall cause each Designated Subsidiary to, (a) perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional assignments, security agreements, deeds of trust, mortgages, and other agreements, documents, instruments, and certificates as Agent may reasonably deem necessary or appropriate in order to perfect and maintain such Bank Liens in favor of Agent and preserve and protect the Rights of Agent and Banks in respect of all Property which, subject to the occurrence of a Mortgage Recordation Event, is intended to be encumbered by Bank Liens pursuant to this Agreement and the other Loan Papers, and (b) cause to be furnished to Agent such opinions of counsel as Agent may reasonably request regarding the validity, enforceability, perfection and priority of Borrower's and the Designated Subsidiaries' title to, and, subject to the occurrence of a Mortgage Recordation Event, the Bank Liens upon, such Property, all of which opinions shall be prepared by a law firm or firms as may be acceptable to Agent.

     8.10  Subject Mineral Interests and Related Assets.  Borrower shall, and
           --------------------------------------------
shall cause each Designated Subsidiary to, (a) continuously maintain and perpetuate (or, in respect of any Subject Mineral Interests for which Borrower or a Designated Subsidiary is not the operator, use its best efforts to cause the operator in respect thereof to maintain and perpetuate) all Subject Mineral Interests and all Related Assets now owned or hereafter acquired by Borrower and the Designated Subsidiaries in accordance with the best usage and custom in the industry and in compliance with applicable Laws, and (b) not (i) permit the surrender, abandonment, release, or termination, in whole or in part, of any Subject Mineral Interests now owned or hereafter acquired by Borrower or any Designated Subsidiary (A) which is Collateral at such time (or which upon the occurrence of a Mortgage Recordation Event will become Collateral), or (B) which is a Proved Producing Mineral Interest if one or more wells thereon are producing Hydrocarbons in commercially profitable quantities, or (C) which is a Proved Nonproducing Mineral Interest, Proved Undeveloped Mineral Interest, or Inventory Mineral Interest unless, in the opinion of Borrower and Majority Banks, the same has become unprofitable (provided that, Borrower and its Designated Subsidiaries may, without Majority Banks' prior written consent, abandon any Subject Mineral Interest if operators operating in a usual and customary manner would so abandon such Subject Mineral Interest), or (ii) enter into (or permit the operator with respect thereto, as the case may be, to enter into) any agreement related to any Subject Mineral Interest or Related Asset now owned or hereafter acquired by Borrower, or any Designated Subsidiary, including any operating agreement, unit agreement, gas purchase or sales contract, other Hydrocarbon sales contract, easement, license, franchise, permit, or other contract or agreement of any character in respect of title to or operation of such Subject Mineral Interest or

Related Asset or the production therefrom or the sale or transportation of Hydrocarbons (or any amendments or modifications thereof) other than agreements which constitute Permitted Contractual Obligations or which are entered into in the ordinary course of business.

     8.11  Employee Benefit Plans.  Borrower will not, and will not permit any
           ----------------------
Company to, directly or indirectly, engage in any prohibited transaction (as defined in ERISA), permit the funding requirements under ERISA with respect to any employee benefit plan established or maintained by any Company to ever be less than the minimum required by ERISA or the regulations thereunder, permit any employee benefit plan established or maintained by any Company to ever be subject to involuntary termination proceedings, or fully or partially withdraw from any multiemployer pension plan (as such terms are defined in ERISA).

     8.12  Debt.  Borrower will not, and will not permit any Company to,
           ----
directly or indirectly, create, incur, or suffer to exist any direct, indirect, fixed, or contingent liability for any Debt, other than Debt which constitutes Permitted Contractual Obligations. Without limiting the foregoing, (a) Borrower will not, and will not permit any Company to, enter into any Hedge Transaction which is not a Permitted Hedge Transaction, and (b) Borrower will not, and will not permit any other Company to, be a party to or bound by Long Term Hedge Transactions pursuant to which Borrower and such other Companies hedge the price to be received for an amount in excess of fifty percent (50%) of the anticipated future production for the Companies' account of Hydrocarbons from (i) Proved Mineral Interests owned by the Companies as set forth in the Engineering Report (or any other engineering report provided to Banks and approved by Majority Banks), and (ii) the operation of Related Assets owned by the Companies as set forth in the Related Asset Report (or any other engineering report provided to Banks and approved by Majority Banks); provided, however, that for purposes of determining the volume of Hydrocarbons which may be the subject of Long Term Hedge Transactions, the anticipated future production of Hydrocarbons from the operation of Related Assets will be excluded to the extent such anticipated future production is attributable to the transportation, processing or refining of Hydrocarbons which are not Dedicated at the time such determination is made. Nothing in this SECTION 8.12 prevents Borrower or any Designated Subsidiary from guaranteeing any obligation of Borrower or any Designated Subsidiary which is not otherwise prohibited pursuant to the other terms and provisions of this Agreement. Notwithstanding the foregoing, the Banks will not unreasonably withhold their consent to the incurrence by Borrower of the Public Subordinate Debt; provided that: (s) the proceeds of such Public Subordinate Debt are applied in part to repay the JEDI Subordinate Debt in its entirety, (t) the stated principal amount of the Public Subordinate Debt is not greater than $125,000,000.00; (u) the maturity of the Public Subordinate Debt is not prior to the tenth (10th) anniversary of the issuance thereof, (v) no amortization of the principal of Subordinate Debt is required prior to the final maturity thereof and no sinking fund or comparable payments are required in connection therewith;
(w) the stated interest rate payable prior to default on such Public Subordinate Debt is not greater than twelve percent (12%); (x) the aggregate amount of all underwriters commissions, fees and discounts, including, without limitation, original issue discount (but excluding legal and accounting fees and other customary out of pocket expenses) payable in connection with the issuance of the Public

Subordinate Debt is not greater than three percent (3%) of the stated principal amount of such Public Subordinate Debt; (y) the subordination provisions applicable to the Public Subordinate Debt are acceptable to the Banks in their sole and absolute discretion, and (z) the other terms and conditions of such Public Subordinate Debt are acceptable to Majority Banks.

     8.13  Lease Obligations.  Borrower will not, and will not permit any
           -----------------
Company to, directly or indirectly, enter into, assume, or otherwise obligate itself for the performance of the obligations of the lessee or tenant under any lease or sublease of any Related Asset or real property, other than those which constitute Permitted Contractual Obligations.

     8.14  Liens.  Borrower will not, and will not permit any Company to,
           -----
directly or indirectly, (a) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets except Permitted Liens, and
(b) enter into or permit to exist any arrangement or agreement (other than existing arrangements or agreements described in SCHEDULE 6.14 and the Loan Papers) which directly or indirectly prohibits any Company from creating or incurring any Lien on any of its assets.

     8.15  Mergers, Consolidations and Dissolutions.  Borrower will not, and
           ----------------------------------------
will not permit any Company to, directly or indirectly, dissolve, merge or consolidate with any Person other than any merger or consolidation resulting in Borrower being the surviving corporation (so long as all other terms and conditions of this Agreement are otherwise complied with) and after giving effect to such merger or consolidation no Default or Potential Default has occurred which is continuing. Notwithstanding the foregoing, Banks consent, for purposes of this Agreement and the Existing Credit Agreement, to the consummation of the Merger; provided, however, such consent is conditioned upon, and subject to, the disbursement and application of the proceeds of the Refinancing Advance and the payment and application of the Closing Repayment in accordance with the provisions of SECTION 13.18 hereof, and the concomitant termination of the Existing Credit Agreement. In the event the provisions of
SECTION 13.18 are not satisfied, and the Existing Credit Agreement is not terminated pursuant to such SECTION 13.18, the consent by Banks contained herein shall be null and void, and of no force or effect.

     8.16  Loans, Advances, and Investments.  Borrower will not, and will not
           --------------------------------
permit any Company to, directly or indirectly, make any Investment other than Permitted Investments; provided, that, Borrower shall not make any Permitted Investments of the type described in clauses (e) and (f) of the definition of Permitted Investments, unless, at the time each such Investment is made and immediately after giving effect thereto, (a) each representation and warranty contained herein and in the other Loan Papers is true and correct in all material respects, (b) no Default or Potential Default has occurred which is continuing, and (c) no Borrowing Base Deficiency is in existence.

     8.17  Distributions.  Borrower will not, and will not permit any Company
           -------------
to, directly or indirectly, declare, make, or pay any Distribution; provided that (a) any Company may make Distributions to Borrower or to any other Designated Subsidiary, (b) Borrower may issue

Preferred Stock evidencing and representing the payment of preferred dividends pursuant to the rights and preferences of such Preferred Stock set forth in the Restated Certificate of Incorporation, and (c) provided that (i) no Default or Potential Default or Borrowing Base Deficiency has occurred and is continuing at the time of such repurchase, and (ii) the aggregate amount of all expenditures for such repurchases in any fiscal year of Borrower does not exceed $500,000, Borrower may (x) repurchase shares of Borrower's common stock and options and warrants to purchase common stock from Management Investors, other than Henderson and Miller, upon the termination of their employment with Borrower or Designated Subsidiaries, and (y) repurchase shares of Borrower's common stock and options and warrants to purchase common stock from Management Investors, pursuant to the terms set forth in any separate agreement by and between Borrower and such Management Investors; provided, that, Borrower may not repurchase shares of Borrower's common stock and options and warrants to purchase common stock from Miller and/or Henderson to the extent such repurchase would result in a Default under SECTION 9.15 or 9.16 hereof. Borrower and Banks mutually covenant and agree that the letter agreement among Borrower and Banks dated December 30, 1993, (which permitted Borrower to make Distributions in an amount up to $5,000,000 to repurchase its common stock) has been rescinded and is of no further force or effect.

     8.18  Issuance of Securities.  Other than the issuance of (a) 20,000 shares
           ----------------------
of Preferred Stock for an aggregate cash consideration of $20,000,000 as part of the Closing Transactions, and (b) other Preferred Stock evidencing and representing the payment of preferred dividends pursuant to the rights and preferences of such Preferred Stock set forth in the Restated Certificate of Incorporation, Borrower will not, and will not permit any Company to, directly or indirectly, issue, sell, or otherwise dispose of any of its shares of capital stock (or other investment securities) bearing fixed or variable payment obligations, or mandatory redemption obligations (other than the rights of any Management Investor to require Borrower to repurchase the stock of any such Management Investor as set forth in any shareholder's or similar agreement between Borrower and any such Management Investor; provided, that Borrower's ability to honor any repurchase obligation contained in any such agreement remains subject to the restrictions set forth in SECTION 8.17 hereof), including, without limitation, any preferred stock or any securities convertible into or exchangeable for any such shares, or any warrants, options, or other Rights to subscribe for or purchase any such shares. Borrower will not permit any Designated Subsidiary to, directly or indirectly, issue, sell or otherwise dispose of any of its shares of capital stock or any options, warrants or other Rights to acquire such capital stock to any Person other than Borrower.

     8.19  Transactions with Affiliates.  Borrower will not, and will not permit
           ----------------------------
any Company to, directly or indirectly, enter into any transaction (including, but not limited to, the sale or exchange of property or the rendering of service) with any of its Affiliates, other than (a) the transactions described on SCHEDULE 8.19, (b) transactions entered into in the ordinary course of business of such Company and upon fair and reasonable terms no less favorable than such Company could obtain or could become entitled to in an arms'-length transaction with a Person which was not an Affiliate, and (c) the Closing Transactions and other transactions expressly provided for in the Closing Transaction Documents.

     8.20  Sale of Assets.  Borrower will not, and will not permit any Company
           --------------
to, directly or indirectly, (a) sell, lease, or otherwise dispose of (by farmout or otherwise) all or any substantial part of its assets constituting or related to Mineral Interests or Hydrocarbons (including Related Assets) other than: (i) sales of non-Mineral Interest inventory and sales of Hydrocarbons in the ordinary course of business; and (ii) sales of other assets consisting of or relating to Mineral Interests or Hydrocarbons (including Related Assets) during any six (6) month period between scheduled redeterminations of the Borrowing Base not to exceed two percent (2%) of the Borrowing Base in effect at the commencement of such six (6) month period (for purposes of this clause (ii) the value of Mineral Interests, Related Assets and other assets sold for cash shall be the gross sales prices of the properties sold; the value of Mineral Interests, Related Assets and other assets sold for consideration other than cash shall be the amount reflected on Borrower's books as "proceeds from the sale of oil and gas properties" or "proceeds from the sale of properties"), (b) sell, lease, or otherwise dispose of all or any substantial part of its non-Mineral Interest assets or non-Hydrocarbon assets, or (c) sell, lease or otherwise dispose of any portion of the capital stock of any Designated Subsidiary or any option, warrant or other right to acquire such capital stock.

     8.21  Current Ratio.  Borrower will not permit the consolidated current
           -------------
assets of the Companies ever to be less than one hundred percent (100%) of the consolidated current liabilities of the Companies; provided that current maturities of Long Term Debt shall be excluded from the calculations of such ratio.

     8.22  Environmental Compliance.  Borrower shall, and shall cause each
           ------------------------
Company to, comply in all material respects with all Applicable Environmental Laws, including, without limitation all permitting, storage, remediation and similar requirements of Applicable Environmental Laws. Without limiting the foregoing, Borrower shall, and shall cause each Company to, promptly pay and discharge when due all debts, claims, liabilities and obligations with respect to any clean up measures necessary to comply with Applicable Environmental Laws, except for such debts, claims, liabilities and obligations with respect to any clean up measures which are being contested in good faith and by appropriate and lawful proceedings and so long as they do not in the aggregate materially detract from the value of the Property of any Company or materially impair the use thereof in the operation of its business, and provided further that Borrower shall promptly notify Agent of any such proceedings and shall establish adequate reserves for the payment of all such debts, claims and liabilities or the performance of any such obligations.

     8.23  Compliance with Laws and Documents.  Borrower will not, and will not
           ----------------------------------
permit any Company to, directly or indirectly, violate the provisions of any Laws, its Articles of Incorporation or Certificate of Incorporation or Bylaws or any Material Agreement of any of the

Companies if such violation alone, or when aggregated with all other such violations, could cause a Material Adverse Event.

     8.24  New Businesses.  Borrower will not, and will not permit any Company
           --------------
to, directly or indirectly, engage in any business other than the businesses in which it is presently engaged and other energy related businesses. The businesses in which Borrower is presently engaged are described on SCHEDULE 8.24 hereto.

     8.25  Fiscal Year and Accounting Methods.  Borrower will not, and will not
           ----------------------------------
permit any Company to, change its fiscal year or method of accounting (other than immaterial changes in methods and changes required to stay in compliance with GAAP); provided, that Agent and each Bank acknowledge that Borrower will change its method of accounting from "full cost" to "successful efforts" on the Closing Date and that the Pro Forma Balance Sheet was prepared based on a "successful efforts" method of accounting.

     8.26  Assignment.  Borrower will not, and will not permit any Company to,
           ----------
directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its rights, duties, or obligations under any of the Loan Papers.

     8.27  Advance Payment Contracts and Gas Balancing Agreements.  Borrower
           ------------------------------------------------------
will (a) promptly notify each Bank of the terms and conditions of any Advance Payment Contract at the time each such Advance Payment Contract becomes effective, and (b) not permit any Gas Balancing Agreements to exist which, taken in the aggregate, result in net gas imbalances of $1,000,000 or more to all Companies at any time. The Borrowing Base shall automatically be reduced by an amount equal to seventy-five percent (75%) of the Cash Proceeds received from each Advance Payment Contract on the date such Cash Proceeds are received by a Company.

     8.28  Modification of Charter Documents and Closing Transaction Documents.
           -------------------------------------------------------------------
Borrower will not enter into or permit, or permit any other Company to enter into or permit, any amendment, modification, cancellation or termination of its Certificate of Incorporation or Articles of Incorporation or Bylaws, any of the Closing Transaction Documents, or any other Material Agreement or waive or fail to enforce any material right of Borrower or any other Company thereunder to the extent that any such amendment, modification, cancellation, termination or waiver could reasonably be anticipated to be materially adverse to any Company, Agent or any Bank. Borrower will not enter into or grant or permit any other Company to enter into or permit any amendment, modification, waiver, termination or cancellation of any of the foregoing which does not require the consent of Majority Banks under this SECTION 8.28 unless Borrower has provided Agent and each Bank written notice setting forth the details of such amendment, modification, waiver, termination or cancellation at least five (5) Domestic Business Days prior to entering into or granting the same. Notwithstanding the foregoing, if Borrower does not issue the Public Subordinate Debt and apply the proceeds thereof to refinance the JEDI Subordinate Debt on or prior to July 1, 1996, or Borrower determines that it does not intend to issue the Public Subordinate Debt and Borrower provides notice thereof to Agent and required

Banks (as required by SECTION 8.3(I) hereof) the Banks will not withhold their consent to the amendment of the JEDI Subordinate Loan Documents to include affirmative and negative covenants and events of default which are on commercially reasonable terms for subordinate credit facilities of similar tenor and credit quality and which are otherwise acceptable to required Banks.

     8.29.  Closing Repayment.  Borrower shall advise Agent prior to 1:00 p.m.
            -----------------
(Dallas, Texas time) at least one (1) Domestic Business Day before the Closing Date of the amount of the Closing Repayment to be made by Borrower on the Closing Date.

SECTION 9.  DEFAULT.  The term "Default" as used herein, means the occurrence of
- ----------  -------
any one or more of the following events (including the passage of time, if any, specified therefor):

     9.1  Payment of Principal Debt.  The failure or refusal of Borrower to (a)
          -------------------------
pay any portion of the Principal Debt, or (b) pay any reimbursement obligation with respect to any Letter of Credit as the same becomes due in accordance with the terms of the Loan Papers.

     9.2.  Payment of Other Obligations.  The failure or refusal of Borrower to
           ----------------------------
pay any portion of the Obligation (other than the Principal Debt), as the same becomes due in accordance with the terms of the Loan Papers, and such failure continues for a period of five (5) days after the date due.

     9.3  Covenants.
          ---------

           (a) The failure or refusal of Borrower to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in SECTIONS 8.9 through 8.20 inclusive, and SECTIONS 8.24, 8.25, 8.26, 8.27 AND 8.28.

           (b) The failure or refusal of Borrower to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in SECTIONS 8.21, 8.22, OR 8.23, and such failure or refusal continues for a period of thirty (30) days after any Company has, or, with the exercise of reasonable investigation, should have, notice thereof.

           (c) The failure or refusal of Borrower or any Designated Subsidiary to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in any of the Loan Papers, other than covenants to pay the Obligation and the covenants listed in CLAUSES (A) and
     (B) preceding, and such failure or refusal continues for a period of ten
     (10) days after any Company has, or, with the exercise of reasonable investigation, should have, notice thereof.

     9.4  Debtor Relief.  Any Company shall (a) become insolvent, (b) fail to
          -------------
pay its debts generally as they become due, (c) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, or (d) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Agent or any Bank granted in the Loan Papers (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within sixty (60) days after its filing).

     9.5  Attachment.  The failure to have discharged within a period of thirty
          ----------
(30) days after the commencement thereof any attachment, sequestration, or similar proceeding against any of the assets of any Company having a value (individually or in the aggregate) of $750,000 or more.

     9.6  Payment of Judgments.  Any Company fails to pay any final, non-
          --------------------
appealable judgment or order for the payment of money in excess of $750,000 rendered against it or any of its assets.

     9.7  Default on Other Debt or Security.  Any Company fails or refuses to
          ---------------------------------
make any payment due on any Debt or security (with respect to which any Company has redemption, sinking fund, or other purchase obligations) with an aggregate principal amount equal to or greater than $5,000,000 or any event shall occur or any condition shall exist in respect of any such Debt or security of any Company, or under any agreement securing or relating to such Debt or security, the effect of which is (a) to cause or to permit any holder of such Debt or security or a trustee to cause (whether or not such holder or trustee elects to cause) any of such Debt or security to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or (b) to permit a trustee or the holder of any security (other than common stock of any Company) to elect (whether or not such trustee or holder does elect) a majority of the directors on the board of directors of such Company. As used herein, the term "security" has the meaning given such term in the Securities Act of 1933, as amended.

     9.8  Default under JEDI Subordinate Debt.  An Event of Default shall occur
          -----------------------------------
under the JEDI Subordinate Debt Documents.

     9.9  Default under Public Subordinate Debt.  A default or an event of
          -------------------------------------
default shall occur under the Public Subordinate Debt Documents or any other condition or event shall occur which, with the giving of notice, lapse of time or both (unless cured or waived) will constitute a default or event of default thereunder.

     9.10  Material Agreements.  The occurrence of a default under any Material
           -------------------
Agreement of any Company, which is not cured within a period of fifteen (15) days after the occurrence thereof (or within any shorter period provided in such Material Agreement).

     9.11  Antitrust Proceedings.  A petition or complaint is filed before or by
           ---------------------
any Tribunal, including, but not limited to, the Federal Trade Commission or the United States Justice Department, seeking to cause any Company to divest a significant portion of its assets or any of its Subsidiaries' pursuant to any antitrust, restraint or trade, unfair competition, or similar Laws, and such petition or complaint is not dismissed or discharged within sixty (60) days after its filing.

     9.12  Misrepresentation.  The discovery by any Bank that any statement,
           -----------------
representation, or warranty in the Loan Papers or in any writing ever delivered to Agent or any Bank pursuant to the Loan Papers is false, misleading, or erroneous in any material respect.

     9.13  Change of Control.  JEDI, Enron Corp. ("Enron"), the California
           -----------------
Public Employees Retirement System ("CPERS"), any wholly owned Subsidiary of either Enron or CPERS, or any combination of the foregoing entities shall cease to own (i) greater than fifty percent (50%) of the issued and outstanding capital stock of Borrower of every class (on either an undiluted or a Fully Diluted Basis), or (ii) a majority of the outstanding capital stock of Borrower (on either an undiluted or a Fully Diluted Basis) having ordinary voting rights for the election of directors.

     9.14  Change of Management.  Henderson and Miller shall each cease for any
           --------------------
reason to be actively engaged in the day to day management of Borrower as senior executive officers of Borrower.

     9.15  Disposition of Stock Ownership (Henderson).  Henderson shall cease
           ------------------------------------------
for any reason to own at least (a) .255% of the issued and outstanding common equity ownership of Borrower on a Fully Diluted Basis (or such lower percentage as may result from the issuance by Borrower of shares of its common stock or rights, options, warrants or similar Rights to acquire common stock or securities convertible into common stock after the Closing Date), or (b) .1255% of the issued and outstanding common equity ownership of Borrower (on an undiluted basis) (or such lower percentage as may result from the issuance by Borrower of shares of its common stock or rights, options, warrants or similar Rights to acquire common stock or securities convertible into common stock after the Closing Date), other than, in the case of both (a) and (b) above, as a result of a transfer or other disposition of such stock at the time of or following the termination of Henderson's employment with Borrower.

     9.16  Disposition of Stock Ownership (Miller).  Miller shall cease for any
           ---------------------------------------
reason to own at least 1.255% of the issued and outstanding common equity ownership of Borrower (on an undiluted basis) (or such lower percentage as may result from the issuance by Borrower of shares of its common stock or rights, options, warrants or similar Rights to acquire common stock or securities convertible into common stock after the Closing Date) other than as a result of a transfer or other disposition of such stock at the time of or following the termination of Miller's employment with Borrower.

SECTION 10.  CERTAIN RIGHTS AND REMEDIES.
- ----------   ---------------------------

     10.1  Remedies Upon Default.  Should a Default occur and be continuing,
           ---------------------
Agent shall, if requested by Majority Banks, do any one or more of the following as requested by Majority Banks: (a) declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable (provided that, upon the occurrence of a Default under SECTION 9.4, the entire Obligation shall automatically become due and payable without notice or other action of any kind whatsoever); (b) terminate the commitment to lend hereunder; (c) reduce any claim to judgment; (d) in accordance with SECTION 13.16, exercise (or instruct each Bank and each Participant to exercise) the Rights of offset or banker's Lien against the interest of each Company in and to every account and other Property of each Company which are in the possession of any Bank or any Participant to the extent of the full amount of the Obligation (each Company being deemed directly obligated to each Bank and each Participant in the full amount of the Obligation for such purposes); (e) foreclose any or all Bank Liens or otherwise realize upon any and all of the Rights Agent or any Bank may have in and to any Collateral, or any part thereof; (f) take such steps (whether before or after the exercise of other Rights of Agent or any Bank) as may be necessary to maintain the continued operation and function of any Collateral then securing the Obligation including any Related Asset constituting Collateral for their intended purposes, including without limitation, such actions as may be necessary to enable Agent (or any nominee) to utilize, transfer, and keep any license, approval, franchise, or permit issued by any Tribunal in full force and effect, for which purposes (and as further security for the Obligation) irrevocably appoints Agent (or any nominee) its attorney-in-fact; and (g) exercise any and all other legal or equitable Rights afforded by the Loan Papers, the Laws of the State of Texas or any other jurisdiction as Agent shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Tribunal either for specific performance of any covenant or condition contained in any of the Loan Papers or in aid of the exercise of any Right granted to Agent in any of the Loan Papers.

     10.2  Waivers by Borrower and Others.  Borrower and each surety, endorser,
           ------------------------------
guarantor, and other party ever liable for payment of any of the Obligation jointly and severally waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agree that their liability with respect to the Obligation, or any part thereof, shall not be affected by any renewal or extension in the time of payment of the Obligation, by any indulgence, or by any release or change in any security for the payment of the Obligation, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number thereof.

     10.3  Performance by Agent.  If any covenant, duty, or agreement of any
           --------------------
Company is not performed in accordance with the terms of the Loan Papers, Agent shall, to the extent required by SECTION 11 hereof, if requested by Majority Banks, at their option, perform, or attempt to perform, such covenant, duty, or agreement on behalf of such Company. In such event, any amount expended by Agent in such performance or attempted performance shall be payable by Borrower to Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Agent until paid. Notwithstanding the foregoing, it is expressly understood that neither Agent nor any Bank assumes or shall ever have, except by express written consent of such party, any liability or responsibility for the performance of any covenant, duty, or agreement of any Company.

     10.4  Delegation of Duties and Rights.  Agent and each Bank may exercise
           -------------------------------
any of its duties or exercise any of its Rights under the Loan Papers by or through its officers, directors, employees, attorneys, agents or other representatives.

     10.5  Banks and Agent Not in Control.  None of the covenants or other
           ------------------------------
provisions contained in this Agreement shall, or shall be deemed to, give Agent or any Bank the Right or power to exercise control over the affairs or management of any Company, the power of Agent or any Bank being limited to the Right to exercise the remedies provided in this SECTION 10.

     10.6  Waivers by Agent and Banks.  The acceptance by Agent or any Bank at
           --------------------------
any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Agent or any Bank of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Agent or any Bank in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

     10.7  Cumulative Rights.  All Rights available to Agent and Banks under the
           -----------------
Loan Papers are cumulative of and in addition to all other Rights granted to Agent and Banks at law or in equity, whether or not the Obligation is due and payable and whether or not Agent or any Bank has instituted any suit for collection or other action in connection with the Loan Papers.

     10.8  Expenditures by Agent and Banks.  All court costs, reasonable
           -------------------------------
attorneys' fees, other reasonable costs of collection, and other reasonable sums spent by Agent or any Bank pursuant to the exercise of any Right (including, without limitation, any effort to collect or enforce any Note) provided herein shall be payable to Agent for the benefit of any such party on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date spent until the date repaid by Borrower.

     10.9  Diminution in Value of Collateral.  Neither Agent nor any Bank shall
           ---------------------------------
have any liability or responsibility whatsoever for any diminution in or loss of value of any Collateral.

     10.10 Indemnification of Agent and Banks.  Each Company shall jointly and
           ----------------------------------
severally indemnify Agent and each Bank and hold Agent and each Bank harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any such party, in any way relating to or arising out of the Loan Papers, the Closing Transaction Documents, the Closing Transactions or any other transaction contemplated hereby or by any other Loan Paper or Closing Transaction Document (including, without limitation, any of the foregoing imposed on, incurred by, or asserted against any such party by virtue of ownership or operation of any Collateral), to the extent that any such indemnified liabilities result, directly or indirectly, from any claims made or actions, suits, or proceedings commenced by or on behalf of any Person other than such party; provided that neither Agent nor any Bank shall have the Right to be indemnified hereunder for its own gross negligence or willful misconduct; IT BEING THE INTENTION OF THE AGENT, EACH BANK AND EACH COMPANY THAT AGENT AND EACH BANK SHALL BE INDEMNIFIED FOR AND HELD HARMLESS FROM THE CONSEQUENCES OF ITS OWN ORDINARY NEGLIGENCE. The foregoing agreement constitutes a part of the Obligation, and shall survive the termination of this Agreement and the exercise of any Rights of Agent or any Bank with respect to all or any part of the Collateral.

SECTION 11.  AGENT.
- -----------  -----

     11.1  Appointment and Authorization.  Each Bank irrevocably appoints and
           -----------------------------
authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Loan Papers as are delegated to Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto, provided that, as between and among Banks, Agent will not prosecute, settle or compromise any claim against Borrower or release or institute enforcement proceedings, except with the consent of the Majority Banks. Each Bank and Borrower agree that Agent is not a fiduciary for Banks or for Borrower but simply is acting in the capacity described herein to alleviate administrative burdens for both Borrower and Banks and that Agent has no duties or responsibilities to Banks or Borrower except those expressly set forth herein.

     11.2  Agent and Affiliates.  NationsBank of Texas, N.A. shall have the same
           --------------------
rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not Agent, and NationsBank of Texas, N.A. and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Company or Affiliate of any Company as if it were not Agent hereunder.

     11.3  Action by Agent.  The obligations of Agent hereunder are only those
           ---------------
expressly set forth herein. Without limiting the generality of the foregoing, Agent shall not be required to take any action with respect to any Default, except as expressly provided in SECTION 10. Notwithstanding the administrative authority delegated to Agent, Agent shall not without the prior written approval of all Banks cause or permit any modification of the Loan Papers pertaining to
(a) the scheduled payment of principal, interest or fees in respect of the Principal Debt, including the Termination Date, (b) the rate of interest applicable to the Principal Debt or the amount of fees payable hereunder, (c) the release or substitution of collateral for the Obligation other than releases required pursuant to sales of Collateral which Agent reasonably believes are permitted pursuant to SECTION 8.20, (d) increasing any Commitment of any Bank, or (e) SECTION 2.3 or the definitions contained in SECTION 1 applicable thereto. Further, Agent shall grant such waivers, consents or approvals in favor of Borrower as (i) Majority Banks shall direct with respect to matters which only require the consent or approval of Majority Banks, and (ii) all Banks shall direct with respect to matters which require the consent or approval of all Banks. Each Bank hereby authorizes Agent to execute any and all releases, termination statements, reconveyances and similar documents as may be necessary to fully and completely release, terminate and discharge of record all Bank Liens securing the Obligation under and as defined in the Existing Credit Agreement.

     11.4  Consultation with Experts.  Agent may consult with legal counsel (who
           -------------------------
may be counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     11.5  Liability of Agent.  Neither Agent nor any of its directors,
           ------------------
officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (a) with the consent or at the request of Majority Banks or (b) in the absence of its own gross negligence or willful misconduct, it being the intention of Banks that such parties shall not be liable for the consequences of their negligence. Neither Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder, (ii) the performance or observance of any of the covenants or agreements of Borrower, (c) the satisfaction of any condition specified in SECTION 7, except receipt of items required to be delivered to Agent, or (d) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties or upon any oral notice which Agent believes will be confirmed in writing by the proper party or parties. If Agent fails to take any action required to be taken by it under the Loan Papers after a Default and within a reasonable time after being requested to do so by any Bank (after such requesting Bank has obtained the approval of such other Banks as required), Agent shall not suffer or incur any liability as a result thereof, but such requesting Bank may request Agent to resign, whereupon Agent shall so resign pursuant to SECTION 11.9.

     11.6  Delegation of Duties.  Agent may execute any of its duties hereunder
           --------------------
by or through officers, directors, employees, attorneys, or agents.

     11.7  Indemnification.  Each Bank shall, ratably in accordance with its
           ---------------
Commitment Percentage, indemnify Agent (to the extent not reimbursed by Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from Agent's gross negligence or willful misconduct) that Agent may suffer or incur in connection with this Agreement or any action taken or omitted by Agent hereunder. IT IS THE EXPRESS INTENTION OF BANKS AND AGENT THAT AGENT SHALL BE INDEMNIFIED FOR THE CONSEQUENCES OF ITS OWN ORDINARY NEGLIGENCE.

     11.8  Credit Decision.  Each Bank acknowledges that it has, independently
           ---------------
and without reliance upon Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     11.9  Successor Agent.  Agent may resign at any time by giving written
           ---------------
notice thereof to Banks and Borrower. In addition, Borrower may, prior to a Default, request the designation by Banks of a successor Agent. Upon any such request by Borrower or resignation by Agent, Majority Banks shall have the right to appoint a successor Agent, which shall be one of Banks. If no successor Agent shall have been so appointed by the Majority Banks and accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or Borrower's request for a successor Agent, then the retiring Agent may, on behalf of Banks, appoint a successor Agent, which shall (i) be a commercial bank organized under the Laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000 and (ii) unless the successor Agent is a Bank, be reasonably acceptable to Borrower. Upon the acceptance of its appointment as a successor Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any Agent's resignation hereunder as Agent, the provisions of this SECTION 11.9 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent. Borrower shall be entitled to recommend a successor Agent at the time of designation of any successor Agent pursuant to this SECTION 11.9. Banks shall give due consideration to the successor nominated by Borrower, but shall have no obligation to approve such nominee.

SECTION 12.  PROTECTION OF YIELD; CHANGE IN LAWS.
- ----------   -----------------------------------

     12.1  Basis for Determining Interest Rate Applicable to CD Rate Tranches
           ------------------------------------------------------------------
and Eurodollar Tranches Inadequate.  If on or prior to the first day of any
- ----------------------------------
Interest Period:

           (a) Agent is advised by any Bank that deposits in dollars (in the applicable amounts) are not being offered to such Bank(s) in the relevant market for such Interest Period, or

           (b) Banks having fifty percent (50%) or more of the aggregate amount of the Total Commitment advise Agent that the Adjusted London Interbank Offered Rate as determined by Agent will not adequately and fairly reflect the cost to such Banks of funding the Principal Debt which will be subject to a Eurodollar Tranche for such Interest Period, or

           (c) Banks having fifty percent (50%) or more of the aggregate amount of the Total Commitment advise Agent that the Adjusted CD Rate as determined by Agent will not adequately and fairly reflect the cost to such Bank(s) of funding the Principal Debt which will be subject to a CD Rate Tranche for such Interest Period;

Agent shall give notice thereof to Borrower and Banks, whereupon the obligations of Banks to allow interest to be computed by reference to the Adjusted CD Rate or the Adjusted London Interbank Offered Rate (as applicable) shall be suspended until Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist. Unless Borrower notifies Agent at least two (2) Domestic Business Days before the date of any Eurodollar Advance or CD Rate Advance for which a Notice of Advance has previously been given that it elects not to borrow on such date, such Advance shall instead be made as a Base Rate Loan.

     12.2  Illegality of CD Rate Tranche, or Eurodollar Tranche.  If, after the
           ----------------------------------------------------
date of this Agreement, the adoption of any applicable Law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of Law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Eurodollar Lending Office) to maintain or fund any portion of the Principal Debt subject to a Eurodollar Tranche and/or CD Rate Tranche and such Bank shall so notify Agent, Agent shall forthwith give notice thereof to the other Banks and Borrower.
Until such Bank notifies Borrower and Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to maintain or fund any portion of the Principal Debt subject to a Eurodollar Tranche or CD Rate Tranche (as applicable) shall be suspended. Before giving any notice to Agent pursuant to this SECTION 12.2, such Bank shall designate a different Eurodollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any portion of the Principal Debt subject to a Eurodollar Tranche or CD Rate Tranche to maturity and shall so specify in such notice, Borrower shall immediately convert that portion of the Principal Debt which is subject to such Eurodollar Tranche or CD Rate Tranche to a Base Rate Tranche (or a CD Rate Tranche or Eurodollar Tranche if either remains available) (on which interest and principal shall be payable contemporaneously with the unaffected Eurodollar Tranches or CD Rate Tranches [as applicable] of the other Banks).

     12.3  Increased Cost of CD Rate Tranches or Eurodollar Tranches.  If after
           ---------------------------------------------------------
the date hereof, the adoption of any applicable Law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of Law) of any such authority, central bank or comparable agency:

           (a) shall subject any Bank (or its Lending Office) to any Tax, duty or other charge with respect to maintaining or funding any portion of the Principal Debt subject to a Eurodollar Tranche or a CD Rate Tranche or its obligation to allow interest to be computed by reference to the Adjusted London Interbank Offered Rate or CD Rate or shall change the basis of taxation of payments to any Bank (or its Lending Office) of any Principal Debt (or interest which accrues thereon) which is subject to any Eurodollar Tranche or CD Rate Tranche or any other amounts due under this Agreement in respect of any Eurodollar Tranche or CD Rate Tranche or its obligation to allow interest to be computed by reference to the Adjusted London Interbank Offered Rate or the CD Rate (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

           (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Tranche any such requirement included in an applicable Eurodollar Reserve Percentage and excluding with respect to any CD Rate Tranche any such requirement included in an applicable CD Reserve Percentage) against assets of, deposits with or for the account of or credit extended by, any Bank's Lending Office or shall impose on any Bank (or its Lending Office) or the London interbank market or the applicable certificate of deposit market any other condition affecting Eurodollar Tranches, CD Rate Tranches or its obligation to allow interest to be computed by reference to the Adjusted London Interbank Offered Rate or the CD Rate; and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of funding or maintaining any portion of the Principal Debt subject to a Eurodollar Tranche or CD Rate Tranche, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within five (5) days after demand by such Bank (with a copy to Agent), Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. Each Bank will promptly notify Borrower and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this SECTION 12.3 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this SECTION 12.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     12.4  Alternative Tranches Substituted for Affected Eurodollar Tranches or
           --------------------------------------------------------------------
CD Rate Tranches.  If (a) the obligation of any Bank to fund or maintain any
- ----------------
portion of the Principal Debt
subject to a Eurodollar Tranche or CD Rate Tranche or to otherwise allow interest to be computed by reference to the Adjusted London InterBank offered Rate or the Adjusted CD Rate, has been suspended pursuant to SECTION 12.2 or (b) any Bank has demanded compensation under SECTION 12.3 and Borrower shall, by at least five (5) Eurodollar Business Days (with respect to Eurodollar Tranches) or five (5) Domestic Business Days (with respect to CD Rate Tranches) prior notice to such Bank through Agent, have elected that the provisions of this SECTION
12.4 shall apply to such Bank, then, unless and until such Bank notifies Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

           (a) all Principal Debt which would otherwise be characterized by such Bank as being subject to a Eurodollar Tranche or a CD Rate Tranche (as applicable) shall instead be deemed subject to a Base Rate Tranche (or CD Rate Tranche or Eurodollar Tranche if either remains available) (on which interest and principal shall be payable contemporaneously with the unaffected Eurodollar Tranches or CD Rate Tranches [as applicable] of the other Banks), and

           (b) after all of the Principal Debt payable to such Bank which is subject to a Eurodollar Tranche or a CD Rate Tranche (as applicable) has been repaid, all payments that would otherwise be applied to the Principal Debt subject to such Eurodollar Tranche or CD Rate Tranche (as applicable) shall be applied to repay its Base Rate Tranches or CD Rate Tranches or Eurodollar Tranches if either remains available instead.

     12.5  Discretion of Banks as to Manner of Funding.  Notwithstanding any
           -------------------------------------------
provisions of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loan in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained the Principal Debt which is subject to each Eurodollar Tranche and CD Rate Tranche during the Interest Period for such Eurodollar Tranche or CD Rate Tranche through the purchase of deposits having a maturity corresponding to the last day of such Interest Period and bearing an interest rate equal to the CD Rate or the London InterBank Offered Rate for such Interest Period.

SECTION 13.  MISCELLANEOUS.
- ----------   -------------

     13.1  Headings.  The headings, captions, and arrangements used in any of
           --------
the Loan Papers are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Papers, nor affect the meaning thereof.

     13.2  Exhibits.  If any Exhibit, which is to be executed and delivered,
           --------
contains blanks, the same shall be completed correctly and in accordance with the terms and provisions contained and as contemplated herein prior to, at the time of, or after the execution and delivery thereof.

     13.3  Communications.  Unless specifically otherwise provided, whenever any
           --------------
Loan Paper requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by facsimile, cable, or tested telex) to be effective and shall be deemed to have been given on the day actually delivered or, if mailed, on the third Domestic Business Day after it is enclosed in an envelope, addressed (a) if to Agent or any Bank, at its address set forth on SCHEDULE 1.1 hereto, or (b) if to Borrower or any other Company, at the address for Borrower set forth on the signature pages hereto, in each case properly stamped, sealed, and deposited in the appropriate official postal service. Until changed by notice pursuant hereto, the address and telex number for Agent and each Bank for purposes hereof is as set forth on SCHEDULE 1.1 hereto and for Borrower and each other Company for purposes hereof is as set forth on the signature pages hereto.

     13.4  Form and Number of Documents.  Each agreement, document, instrument,
           ----------------------------
or other writing to be furnished to Agent or any Bank under any provision of this Agreement must be in form and substance and in such number of counterparts as may be satisfactory to Agent and Majority Banks and its counsel.

     13.5  Exceptions to Covenants.  The Companies shall not be deemed to be
           -----------------------
permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any of the Loan Papers if such action or omission would result in the breach of any other covenant contained in any of the Loan Papers.

     13.6  Survival.  All covenants, agreements, undertakings, representations,
           --------
and warranties made in any of the Loan Papers shall survive all closings under the Loan Papers and, except as otherwise indicated, shall not be affected by any investigation made by any party. Further, Borrower's obligations and Agent's and Banks' Rights under the Loan Papers shall continue in full force and effect until the Obligation is paid and performed in full.

     13.7  Governing Law.  THE LOAN PAPERS ARE BEING EXECUTED AND DELIVERED, AND
           -------------
ARE INTENDED TO BE PERFORMED, IN THE STATE OF TEXAS, AND THE LAWS (OTHER THAN CONFLICT OF LAWS PROVISIONS THEREOF) OF SUCH STATE AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THE LOAN PAPERS, EXCEPT TO THE EXTENT OTHERWISE SPECIFIED IN ANY OF THE LOAN PAPERS.

     13.8  Venue; Service of Process.  Each Company, for itself, its successors
           -------------------------
and assigns, hereby (a) irrevocably submits to the nonexclusive jurisdiction of the state and federal courts of the State of Texas and agrees and consents that service of process may be made upon it in any legal proceeding arising out of or in connection with the Loan Papers and the Obligation by service of process as provided by Texas Law, (b) irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any Litigation arising out of or in connection with the Loan Papers and the Obligation brought in district courts of Dallas County, Texas, or in the United States District Court for the Northern District of Texas, Dallas Division, (c) irrevocably waives any claims that any Litigation brought in any such court has been brought in an inconvenient forum, (d) agrees to designate and maintain an agent for service of process in Dallas, Texas, in connection with any such Litigation and to deliver to Agent evidence thereof, (e) irrevocably consents to the service of process out of any of the aforementioned courts in any such Litigation by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to such Borrower at its address set forth herein, and (f) irrevocably agrees that any legal proceeding against Agent or any Bank arising out of or in connection with the Loan Papers or the Obligation shall be brought in the district courts of Dallas County, Texas, or in the United States District Court for the Northern District of Texas, Dallas Division. Nothing herein shall affect the Right of Agent or any Bank to commence legal proceedings or otherwise proceed against Borrower in any jurisdiction or to serve process in any manner permitted by applicable Law.

     13.9  Waiver of Jury Trial.  BORROWER, FOR ITSELF, ITS SUCCESSORS AND
           --------------------
ASSIGNS, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RIGHT TO A JURY TRIAL, IN ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION.

     13.10 Maximum Interest Rate.  Regardless of any provision contained in any
           ---------------------
of the Loan Papers, no Bank shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligation, or any part thereof, any amount in excess of the Highest Lawful Rate, and, in the event any Bank ever contracts for, charges, takes, reserves, receives, or applies as interest any such excess, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the Principal Debt is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Companies, Agent and Banks shall, to the maximum extent permitted under applicable Law, (a) treat all Advances as but a single extension of credit (and Agent, Banks and Borrower agree that such is the case and that provision herein for multiple Advances and for one or more Notes is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) "spread" the total amount of interest throughout the entire contemplated term of the Obligation; provided that, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, Banks shall refund such excess, and, in such event, neither Agent nor Banks shall be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Highest Lawful Rate. To the extent the Laws of the State of Texas are applicable for purposes of determining the "Highest Lawful Rate," such term shall mean the "indicated rate ceiling" from time to time in effect under
Article 1.04, Title 79, Revised Civil Statutes of Texas, as amended, or, if permitted by applicable Law and effective upon the giving of the notices required by such Article 1.04 (or effective upon any other date otherwise specified by applicable Law), the "monthly ceiling," the "quarterly ceiling," or "annualized ceiling" from time to time in effect under such Article 1.04, whichever that Bank shall elect to substitute for the "indicated rate ceiling," and vice versa, each such substitution to have the effect provided in such
Article 1.04; and each Bank shall be entitled to make such election from time to time and one or more times and, without notice to Borrower, to leave any such substitute rate in effect for subsequent periods in accordance with subsection
(h)(1) of such Article 1.04. Pursuant to Article 15.10(b) of Chapter 15, Subtitle 79, Revised Civil Statutes of Texas, 1925, as amended, Borrower agrees that such Chapter 15 shall not govern or in any manner apply to the Obligation.

     13.11  Invalid Provisions.  If any provision of any of the Loan Papers is
            ------------------
held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Paper shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Furthermore, in lieu of such provision there shall be added automatically as a part of such Loan Paper a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     13.12  Entirety.  THIS AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE
            --------
FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. IF THERE ARE CONFLICTS BETWEEN ANY OF THE TERMS OF THE LOAN PAPERS AND THE TERMS OF ANY AGREEMENT OR DOCUMENT EVIDENCING ANY DEBT DESCRIBED ON PART I.B. OF SCHEDULE 6.13, THEN THE TERMS AND PROVISIONS OF THE LOAN PAPERS SHALL CONTROL FOR ALL PURPOSES.

     13.13  Multiple Counterparts.  This Agreement has been executed in a number
            ---------------------
of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one Agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     13.14  Assignments and Participations by Banks.  Any Bank may from time to
            ---------------------------------------
time enter into assignments or participations of its rights and obligations hereunder; provided, that (a) each Bank shall at all times maintain a Commitment Percentage of not less than ten percent (10%), (b) in the case of a participation, the participating Bank will not be released from any part of its Commitment hereunder, (c) in the case of an assignment, the assigning Bank will not be released from any part of its Commitment unless Borrower and Agent have expressly consented to such release, (d) no Bank shall enter into any assignment unless Agent and Borrower have consented to such assignment, such consent not to be unreasonably withheld if the assignee Bank has combined capital and surplus of not less than $500,000,000; provided, that, the consent of Borrower will not be required in the case of any assignment made during the existence of a

Default or Potential Default, and (e) no Bank shall, as result of any assignment, participation or otherwise, assign, delegate, restrict, encumber, reduce or otherwise limit or impair the right of such Bank to vote with respect to any matter to be submitted to a vote of Banks hereunder, including, without limitation, any matter to be decided by "Majority Banks", "all Banks" or "Banks" hereunder such as, but not by way of limitation, any redetermination of the Borrowing Base pursuant to SECTION 2.3 hereof or any amendment, modification or waiver to be entered into pursuant to SECTION 13.17 hereof. In addition to the foregoing, no Bank shall enter into any assignment or participation of any part of its rights and obligations hereunder unless, prior to entering into such assignment or participation such Bank (the "Offering Bank") has offered to sell such assignment or participation to the other Banks in accordance with the following procedure: not less than twenty (20) days prior to the date the Offering Bank intends to enter into an assignment or participation with a third party, the Offering Bank shall notify (the "Offer Notice") the other Banks of such intent, which Offer Notice shall include a copy of the proposed assignment or participation which the Offering Bank intends to enter into. Each other Bank shall have the right to purchase its Pro Rata Part (as herein defined) of such assignment or participation interests on the same terms offered to such third party. Any Bank which accepts such offer (any "Accepting Bank") shall deliver written notice of such acceptance to the Offering Bank not less that fifteen
(15) days following receipt of the Offer Notice (any Bank which does not deliver such notice of acceptance will be deemed to have rejected such offer). As early as reasonably possible after the Accepting Banks have been finally determined, but in no event later than thirty (30) days after the date of the Offer Notice, the Offering Bank and the Accepting Banks shall close the purchase and sale of such assignment or participation. Subject to the other restrictions of this
SECTION 13.14, the Offering Bank shall be permitted to close the purchase and sale of any portion of such assignment or participation which has not been purchased by Accepting Banks for a period of sixty (60) days following the date of the Offer Notice, after which the Offering Bank shall be required to comply with this procedure again. Furthermore, in the event the terms of such assignment or participation are modified in any manner favorable to the third party, the Offering Bank will be required to comply with this procedure with respect to such revised offer to the same extent as if it were a new offer. As used herein, "Pro Rata Part" means with respect to an Accepting Bank, the percentage of an assignment or participation determined by dividing the Commitment Percentage of such Accepting Bank by the total of the Commitment Percentages of all Accepting Banks.

     13.15  Parties Bound; Assignments by Borrower.  This Agreement is binding
            --------------------------------------
upon, and inures to the benefit of, Agent, each Bank, Borrower, and each Company, and the respective successors and assigns of Agent, each Bank and Borrower, provided that Borrower may not, without the prior written consent of all Banks, assign any Rights, duties, or obligations hereunder, and any purported assignment in violation of the foregoing shall be void and ineffective.

     13.16  Right and Sharing of Set-Offs.
            -----------------------------

            (a) Upon the occurrence and during the continuance of any Default, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by

     Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement and any Note held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Bank agrees promptly to notify Borrower after any such setoff and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this SECTION 13.16(A) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

           (b) Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by Banks shall be shared by Banks ratably; provided that nothing in this SECTION 13.16 shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of Borrower other than its indebtedness under the Notes. Borrower agrees, to the fullest extent it may effectively do so under applicable Law, that any holder of a participation in a Note may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower in the amount of such participation.

     13.17  Amendments and Waivers.  Any provision of this Agreement, the Notes
            ----------------------
or the other Loan Papers may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and Majority Banks (and, if the rights or duties of Agent are affected thereby, by Agent); provided that no such amendment or waiver shall, unless signed by all Banks, (a) increase the Commitment of any Bank or subject any Bank to any additional obligation, (b) forgive any of the principal of or reduce the rate of interest on the Loan or any fees hereunder, (c) forgive any reimbursement obligations under any outstanding Letters of Credit, (d) release or substitute any collateral for the Obligation other than releases required pursuant to a sale of Collateral which Agent reasonably believes is permitted pursuant to a SECTION 8.20, (e) release any Person obligated, directly or indirectly, for the payment and performance of the Obligation, from such Person's obligations with respect to such payment and performance of the Obligation, (f) postpone the date fixed for any payment of principal of or interest on any Loan or any reimbursement obligations with respect to Letters of Credit or any fees hereunder including the Termination Date, (g) change the percentage of the Commitments or forgive or reduce the Principal Debt owed to any Bank, or the number of Banks which shall be required for Banks or any of them to take any action under this
SECTION 13.17 or any other provision of this Agreement, (h) permit Borrower to assign any of its rights hereunder, or (i) modify SECTION 2.3 or the definitions contained in SECTION 1 applicable thereto.

     13.18  Certain Agreements Regarding Existing Credit Agreement.  Borrower
            ------------------------------------------------------
hereby agrees that from and after the date hereof Borrower shall not request any Advance or request the issuance of any Letter of Credit under the Existing Credit Agreement. Borrower, Agent and each Bank acknowledge that amounts will be owing under the Existing Credit Agreement on the Closing Date in respect of
(a) the aggregate outstanding Principal Debt under the Existing Credit Agreement, (b) the aggregate amount of interest which has accrued under the Existing Credit Agreement which is unpaid as of the Closing Date, (c) the aggregate amount of fees which have accrued under SECTIONS 4.2 and 4.3 of the Existing Credit Agreement which is unpaid as of the Closing Date, and (d) all losses which are payable by Borrower to any Bank pursuant to SECTION 3.5 of the Existing Credit Agreement as a result of the prepayment of Fixed Rate Tranches outstanding under the Existing Credit Agreement prior to the last day of the Interest Period applicable thereto. In accordance with SECTIONS 2.4(A) and (C) hereof, Borrower instructs each Bank to fund its Commitment Percentage of the Refinancing Advance on the Closing Date. Borrower also hereby agrees that it will make the Closing Repayment on the Closing Date. Borrower hereby instructs Agent and each Bank to apply the proceeds of the Refinancing Advance and the Closing Repayment to the Principal Debt, accrued interest, accrued fees and losses owing pursuant to the Existing Credit Agreement as set forth above. Immediately upon the disbursement and application of the proceeds of the Refinancing Advance as required by this SECTION 13.18, and the payment and application of the Closing Repayment, the Existing Credit Agreement and the Commitments of each Bank thereunder shall terminate and be of no further force or effect without the necessity of any further action on the part of Borrower, Agent or any Bank; provided, that, any provision of the Existing Credit Agreement which expressly provides that it survives the termination of the Existing Credit Agreement or the repayment of the Obligation (as therein defined) shall survive such termination and shall remain in full force and effect.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     EXECUTED as of the day and year first herein mentioned.

                                        BORROWER:

                                        CODA ENERGY, INC.


                                        By:  /s/ GRANT W. HENDERSON
                                           _____________________________________
                                             Grant W. Henderson,
                                             Executive Vice President and
                                             Chief Financial Officer

                                        Address for notice:
                                        ------------------

                                        5735 Pineland Drive, Suite 300
                                        Dallas, Texas 75231
                                        Fax No. (214) 692-7171

                                        AGENT:

                                        NATIONSBANK OF TEXAS, N.A.


                                        By:  /s/ J. SCOTT FOWLER
                                           _____________________________________
                                             J. Scott Fowler,
                                             Vice President

                                        BANKS:

                                        NATIONSBANK OF TEXAS, N.A.


                                        By:  /s/ J. SCOTT FOWLER
                                           _____________________________________
                                             J. Scott Fowler,
                                             Vice President

                                        BANK ONE, TEXAS, N.A.


                                        By:  /s/ REED THOMPSON
                                           _____________________________________
                                             Reed Thompson,
                                             Vice President

                                        TEXAS COMMERCE BANK NATIONAL
                                        ASSOCIATION



                                        By:  /s/ DALE S. HURD
                                           _____________________________________
                                             Dale S. Hurd,
                                             Senior Vice President


                                        THE FIRST NATIONAL BANK OF BOSTON



                                        By:  /s/ CAROL HOLLEY
                                           _____________________________________
                                             Carol Holley,
                                             Vice President

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